Exhibit 10.28

LICENSE AND DISTRIBUTION AGREEMENT

TOWNSEND ANALYTICS, LTD., an Illinois corporation (“TAL”), hereby grants to Wave Securities, L.L.C., a professional subscriber pursuant to applicable exchange requirements in effect from time to time (“Subscriber”), and Subscriber hereby agrees to and accepts from TAL, a personal, non-exclusive, non-transferable license (i) to use the machine readable version of the software selected by Subscriber as identified in Schedule A attached hereto and any corresponding user manual(s) or other user documentation (collectively, the “Licensed Product”); (ii) to use the Licensed Product to receive, access and/or display over Subscriber’s computer and/or equipment, fixed or portable, the market information consisting of securities and commodity prices, other information and other data (collectively “TAL Data™“) that is provided by stock exchanges, commodity exchanges, news and other information sources (collectively “Sources”), which includes, but is not limited to, those Sources selected by Subscriber as identified in Schedule B attached hereto; and (iii) to use the Licensed Product to access the network of TAL or an affiliate designated by TAL for electronic message routing (said network being referred to herein as the “Routing Network”), all on the terms and conditions set forth in this License Agreement (this “Agreement”).  Additionally, Subscriber desires to be authorized by TAL to market the Licensed Product and to solicit customers to become licensees of TAL to use the Licensed Product, subject to the terms and conditions set forth in this Agreement.

1.                                      TERM.  The initial term of this Agreement shall commence on July 1, 2004  (“Effective Date”), and shall continue for a term of one year.  Thereafter, the term (“minimum term”) of this Agreement shall automatically renew for successive one year terms unless: (a) terminated earlier pursuant to the terms set forth in this Agreement; or (b) either party receives notice from the other party of non-renewal before the twentieth (20th) day of the then-current calendar month.

2.                                      LIMITED LICENSE.

(a)                                  Use.  Subscriber shall have, during the term of this Agreement, a license for:  (i) Subscriber and (ii) the number of authorized employees and contractors of Subscriber under Subscriber’s authorization and control (the “Authorized Users”) as identified (including as to location) in Schedule A attached hereto, to use the Licensed Product as expressly set forth in this Agreement solely for Subscriber’s own internal business use.  Each Authorized User shall be required to follow the terms and conditions of this Agreement, and Subscriber shall be liable for each Authorized User’s failure to follow the terms and conditions of this Agreement.  Each Subscriber and Authorized User shall access the Licensed Product and TAL Data using a logon identifier and a password.  Subscriber and each Authorized User shall be responsible for maintaining and protecting the user logon identifier and password.  Subscriber shall be solely responsible for ensuring that a terminated Authorized User’s access to the Licensed Product and/or TAL Data is terminated.

(b)                                  Access to Order Entry.  Subscriber acknowledges that the Licensed Product may contain RealTrade® application features, order entry scripting, and other order entry features (“Order Entry Features”).  Subscriber acknowledges and agrees that Order Entry Features may be accessed and used by Subscriber only through a registered broker dealer (“Broker Dealer”).

(c)                                  Oversight.  Subscriber acknowledges and agrees that the Broker Dealer shall be solely responsible for the management and oversight of any and all orders placed, taken and/or submitted by Subscriber, including, without limitation, the cancellation of any such orders and/or the opening and closing of any trading accounts.  Subscriber further acknowledges and agrees that TAL has no responsibility for managing, monitoring, overseeing and/or canceling any such orders, and that TAL is not a Broker Dealer and is not providing any investment advice, is not executing, accepting or directing any trades for or on behalf of any person or entity, is not providing any clearing services, is not providing any trade or order confirmation, and is not providing any services which require licensing or registration with the NASD, SEC or any other regulatory body or exchange.  Subscriber shall at all times, as between Subscriber and TAL, be responsible and liable for any trades, trading activity, trade confirmation, order execution or securities related transactions related to the use of the Licensed Product or the Routing Network by Subscriber and/or its Authorized Users.

(d)                                  License Restrictions.  Subscriber may make copies of the Licensed Product for archival or emergency backup purposes, provided that such copies shall be subject to the terms of this Agreement and shall bear the appropriate trademarks, copyright notices and other proprietary and confidentiality notices contained in versions of the Licensed Product licensed by TAL under this Agreement.  Except as expressly provided in this Agreement, Subscriber, Authorized Users and any third party on behalf of Subscriber shall:  (i) not use, copy, translate, modify, adapt, reverse compile, disassemble, reverse engineer, or transfer the Licensed Product, in whole or in part; (ii) prohibit unauthorized disclosure or copying of the Licensed Product and the TAL Data; and (iii) shall not use the Licensed Product and/or TAL Data to provide timeshare services, service bureau services, outsourcing or consulting services, or for any unlawful purpose.  Except as expressly provided in this Agreement, Subscriber shall not market, distribute, sell, lease, license, disseminate, or otherwise provide the Licensed Product and/or TAL Data, in whole or in part, to any third parties without the express prior written consent of TAL. Subscriber shall not market, distribute, redistribute, or otherwise disseminate any software applications developed by Subscriber based on the Licensed Product and/or TAL Data, or derive any other values from the Licensed Product and/or TAL Data without TAL’s express prior written consent.  Subscriber shall be responsible and liable to TAL and any third party for any use, display or access of the Licensed Product or the TAL Data through use of Subscriber’s logon identifier and password(s) by any person or entity who is not a party to or covered by this Agreement, including, without limitation, any direct or indirect use or access, whether authorized or unauthorized by Subscriber or its Authorized Users.

3.                                      ROUTING NETWORK ACCESS.

(a)                                  Limited Access.  Subscriber acknowledges and agrees that the Licensed Product may provide access to the Routing Network for routing electronic messages to certain destinations designated by Subscriber in Schedule A attached hereto (collectively, the “Destinations”) and with which Subscriber has an existing contractual relationship.  These Destinations are not owned, controlled, operated, managed, monitored or overseen by TAL and/or its licensors.  Subscriber is solely responsible for obtaining, entering into and submitting to each Destination all forms and agreements required by such Destination.  Subscriber may be required to submit to TAL written proof of Subscriber’s authorization from each Destination prior to TAL routing electronic messages thereto.  Subscriber shall be solely responsible and liable for and shall pay any fees or charges of the Destinations.

(b)                                  Restrictions.  Subscriber shall not furnish or otherwise permit or provide the Licensed Product to access the Routing Network to any entity or to any individual that is not an Authorized User.  Subscriber shall comply with all reasonable security specifications or requirements in order to prevent the Routing Network from being improperly used or accessed or the information and data from being improperly taken from any of Subscriber’s places of business.  Subscriber and its Authorized Users shall not interfere with or disrupt the operations of the Routing Network.  Subscriber shall ensure that Authorized Users comply with this Agreement and Subscriber shall be responsible to TAL and any third party for any acts or omissions of the Authorized Users, including, without limitation, failure of any Authorized User to comply with the terms of this Agreement and shall ensure that only Authorized Users have access to the Licensed Product and Routing Network.  TAL shall have the right to require Subscriber to restrict or deny the access to the Routing Network of any Authorized Users who are not in compliance with this Agreement.

(c)                                  Change in Routing Network Access.  Subscriber acknowledges and agrees that nothing in this Agreement constitutes an undertaking by TAL to provide access to the Routing Network in the present form or under the current specifications, requirements, with the current software interface or to continue to use existing communications providers.  TAL, in its sole discretion or at the discretion of a third party, including but not limited to, TAL’s third party communications and/or software providers and licensors, the Sources, or Regulatory Authorities (as defined below), may from time to time make additions to, deletions from or modifications to the Routing Network.  TAL shall make reasonable efforts to notify Subscriber of changes in the Routing Network, other than minor changes, prior thereto, unless a malfunction necessitates modifications on an accelerated basis or an emergency precludes such advance notice or a shorter time period is required pursuant to an order or other action of a court, arbitrator or Regulatory Authority.  Access to or use of the Routing Network or a Source after any change shall constitute acceptance of the Routing Network or Source, as modified.

(d)                                  Access Requirements.  Subscriber shall be responsible for providing all equipment, connection and telecommunications requirements for accessing the Routing Network through the Licensed Product, including for any frame relay access or Internet access approved by TAL.

4.                                      TAL DATA SOURCES.  To receive TAL Data, Subscriber must read and be bound by an agreement with the applicable Source.  Subscriber may receive TAL Data from the Sources listed below by reading the Exhibits attached and signing this Agreement.  Subscriber shall comply with any conditions, restrictions or limitations imposed by any of the Sources and shall pay, either directly to such Sources or through TAL, as applicable, any and all fees, taxes and/or charges, including any exchange fees, imposed by such Sources or TAL (collectively the “Source Fees”).  Subscriber acknowledges that a Source may have the right to terminate, at any time with or without notice, Subscriber’s access to the data and/or information provided by such Source without any liability (directly or indirectly) of or on behalf of the Source and/or TAL with respect to such termination.

(a)                                  NASDAQ SUBSCRIBER AGREEMENT. BY EXECUTING THIS AGREEMENT, SUBSCRIBER ACKNOWLEDGES AND AGREES THAT: (i) SUBSCRIBER HAS READ, UNDERSTOOD AND SHALL BE BOUND BY THE NASDAQ SUBSCRIBER AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE; (ii) TAL IS NOT AN AGENT OF NASDAQ AND IS NOT AUTHORIZED TO ADD TO, DELETE FROM OR MODIFY THE NASDAQ SUBSCRIBER AGREEMENT; AND (iii) THAT NO PROVISION HAS BEEN ADDED TO, DELETED FROM OR MODIFIED IN THE NASDAQ SUBSCRIBER AGREEMENT.  BOTH SUBSCRIBER AND THE PERSON EXECUTING ON BEHALF OF SUBSCRIBER REPRESENT AND WARRANT THAT SUBSCRIBER HAS THE AUTHORITY AND CAPACITY TO UNDERTAKE THE OBLIGATIONS SET FORTH IN, AND THE SIGNATORY IS DULY

AUTHORIZED TO BIND SUBSCRIBER TO, THE NASDAQ SUBSCRIBER AGREEMENT.

(b)                                  OPRA SUBSCRIBER AGREEMENT. BY EXECUTING THIS AGREEMENT, SUBSCRIBER ACKNOWLEDGES AND AGREES THAT: (i) SUBSCRIBER HAS READ, UNDERSTOOD AND SHALL BE BOUND BY THE OPRA SUBSCRIBER AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE; (ii) TAL IS NOT AN AGENT OF OPRA AND IS NOT AUTHORIZED TO ADD TO, DELETE FROM OR MODIFY THE OPRA SUBSCRIBER AGREEMENT; AND (iii) THAT NO PROVISION HAS BEEN ADDED TO, DELETED FROM OR MODIFIED IN THE OPRA SUBSCRIBER AGREEMENT.  BOTH SUBSCRIBER AND THE PERSON EXECUTING ON BEHALF OF SUBSCRIBER REPRESENT AND WARRANT THAT SUBSCRIBER HAS THE AUTHORITY AND CAPACITY TO UNDERTAKE THE OBLIGATIONS SET FORTH IN, AND THE SIGNATORY IS DULY AUTHORIZED TO BIND SUBSCRIBER TO, THE OPRA SUBSCRIBER AGREEMENT.

(c)                                  UNIFORM SUBSCRIBER ADDENDUM. BY EXECUTING THIS AGREEMENT, SUBSCRIBER ACKNOWLEDGES AND AGREES THAT: (i) SUBSCRIBER HAS READ, UNDERSTOOD AND SHALL BE BOUND BY THE UNIFORM SUBSCRIBER ADDENDUM, A COPY OF WHICH IS ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE; (ii) TAL IS NOT AN AGENT OF CME, CBOT, MID-AM, COMEX, NYMEX OR CEC AND IS NOT AUTHORIZED TO ADD TO, DELETE FROM OR MODIFY THE UNIFORM SUBSCRIBER ADDENDUM; AND (iii) THAT NO PROVISION HAS BEEN ADDED TO, DELETED FROM OR MODIFIED IN THE UNIFORM SUBSCRIBER ADDENDUM.  BOTH SUBSCRIBER AND THE PERSON EXECUTING ON BEHALF OF SUBSCRIBER REPRESENT AND WARRANT THAT SUBSCRIBER HAS THE AUTHORITY AND CAPACITY TO UNDERTAKE THE OBLIGATIONS SET FORTH IN, AND THE SIGNATORY IS DULY AUTHORIZED TO BIND SUBSCRIBER TO, THE UNIFORM SUBSCRIBER ADDENDUM.

(d)                                  CUSIP SUBSCRIBER AGREEMENT. BY EXECUTING THIS AGREEMENT, SUBSCRIBER ACKNOWLEDGES AND AGREES THAT: (i) SUBSCRIBER HAS READ, UNDERSTOOD AND SHALL BE BOUND BY THE STANDARD & POOR’S CUSIP SERVICE BUREAU ELECTRONIC DISTRIBUTION SUBSCRIBER AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE; (ii) TAL IS NOT AN AGENT OF STANDARD & POOR’S CUSIP SERVICE BUREAU (“CSB”) OR THE AMERICAN BANKERS ASSOCIATION (“ABA”), AND IS NOT AUTHORIZED TO ADD TO, DELETE FROM OR MODIFY THE STANDARD & POOR’S CUSIP SERVICE BUREAU ELECTRONIC DISTRIBUTION SUBSCRIBER AGREEMENT; AND (iii) THAT NO PROVISION HAS BEEN ADDED TO, DELETED FROM OR MODIFIED IN THE STANDARD & POOR’S CUSIP SERVICE BUREAU ELECTRONIC DISTRIBUTION SUBSCRIBER AGREEMENT.  BOTH SUBSCRIBER AND THE PERSON EXECUTING ON BEHALF OF SUBSCRIBER REPRESENT AND WARRANT THAT SUBSCRIBER HAS THE AUTHORITY AND CAPACITY TO UNDERTAKE THE OBLIGATIONS SET FORTH IN, AND THE SIGNATORY IS DULY AUTHORIZED TO BIND SUBSCRIBER TO, THE STANDARD & POOR’S CUSIP SERVICE BUREAU ELECTRONIC DISTRIBUTION SUBSCRIBER AGREEMENT.

5.                                      SUPPORT AND MAINTENANCE.

(a)                                  Technical Support.  TAL shall provide by telephone or on-line, either directly or through a third party, reasonable technical support during hours announced by TAL from time to time, Monday through Friday, excluding exchange trading holidays.  Subscriber shall designate an employee who is familiar with Subscriber’s local area network and hardware to serve as the primary point of contact for obtaining technical support from TAL.  TAL shall not be obligated to provide support to any other person.  Subscriber may change its single support contact upon notice to TAL.  On-site support or other Subscriber-specific support requirements may be provided to Subscriber on a time-and-materials basis pursuant to a separate written agreement with TAL.  Technical support for the order entry scripting feature of the Licensed Product, if any, will be provided pursuant to a separate written agreement with TAL.

(b)                                  Upgrades.  Subscriber shall receive normal maintenance upgrades of the Licensed Product during the term of this Agreement at no additional charge.  Upgrades shall not include Licensed Product features and/or functionality that TAL decides, in its sole discretion, to make generally available for a separate fee or charge.

(c)                                  Limitations; Other.  TAL shall not be obligated to provide network advice or to provide technical support or maintenance upgrades for any version of the Licensed Product other than the then-current released version of the Licensed Product.  Subscriber shall not receive support or upgrades for use of the Licensed Product with hardware or software configurations or other devices or equipment not included in TAL’s then current configuration list.  TAL shall have the right to change its support and maintenance at any time upon notice to Subscriber.

6.                                      PAYMENTS.

(a)                                  License Fees. The initial payment to be applied against License Fees (as defined below) set forth in Schedule A attached hereto shall be submitted directly to TAL with an executed original of this Agreement.  Thereafter, TAL will invoice Subscriber monthly for the applicable monthly fees, Order Routing Fees (as defined below) and other charges set forth below and in Schedule A (collectively “License Fees”).  Subscriber shall remit payment for each invoice within 14 calendar days of the date of each invoice or as otherwise specified on Schedule A.  Failure to pay any fees or other charges or amounts due to TAL under this Agreement shall be a breach of this Agreement (a “Failure to Pay”).  Notwithstanding anything else contained in this Agreement, in the event of a Failure to Pay, TAL may immediately terminate access to all or any of the Licensed Product and/or the Routing Network in addition to all other remedies available to TAL at law and in equity.

(b)                                  Order Routing Fees.  Subscriber shall pay to TAL the monthly order routing fees (the “Order Routing Fees”) set forth on Schedule A attached hereto for electronic messages routed on a monthly basis.  If a minimum Order Routing Fee is set forth on Schedule A (“Minimum Fee”), Subscriber shall be responsible for the payment to TAL of the higher of the Minimum Fee or the actual Order Routing Fees incurred on a monthly basis.  TAL will use reasonable best efforts to produce electronic message reports as a basis for billing Order Routing Fees.  Should electronic message reports not be available for whatever reason, Subscriber shall be required to produce acceptable reports from other sources, including the Destinations.

(c)                                  Changes in Fees.  Subscriber acknowledges and agrees that TAL may change any of the License Fees or Source Fees upon not less than 90 days prior written notice to Subscriber, and such fees as changed shall be effective as of the next succeeding payment due to TAL unless Subscriber terminates this Agreement upon written notice to TAL before the twentieth (20th) day of the then-current calendar month.   Such termination by Subscriber under this subsection 6(c) shall be without liability except for undisputed outstanding fees or other charges, including taxes, which may have been incurred prior to termination.

(d)                                  Taxes. All License Fees are exclusive of any applicable taxes or assessments imposed by or pursuant to any government body or subdivision thereof on the transactions hereunder (“Taxes”), except for any federal, state or local income taxes, if any, imposed on TAL, and Subscriber shall always remain liable and shall pay all Taxes as and when notified.

(e)                                  Source Fees.  Source Fees may be invoiced directly to Subscriber by TAL or by the respective Source, subject to the terms of the agreement between Subscriber and the Source and/or the terms of the agreement between TAL and the Source.  Subscriber shall always remain solely liable for and shall pay all Source Fees.  The Sources may change Source Fees pursuant to terms of respective agreements between Subscriber and the Sources.

(f)                                    Other Fees; Interest.  Subscriber shall be responsible for all charges incurred by Subscriber in accessing the Licensed Product or TAL Data including, without limitation, all connection, line and equipment charges, exchange fees, communication fees, personal property taxes, SEC taxes, lease taxes, value-added taxes and other third-party charges with respect to all amounts that become due and owing under this Agreement.  In cases in which TAL is billed directly for the above fees and charges, such fees and charges shall be billed as pass-throughs on Subscriber’s monthly invoice.  Upon termination by TAL for undisputed unpaid amounts under this Agreement, Subscriber shall pay all reasonable attorneys’ fees and costs of collection incurred by TAL in collecting all unpaid amounts hereunder.  All outstanding amounts owed hereunder shall accrue interest at the rate of two percent (2%) per month or the highest rate permitted by law, whichever is less, until paid in full.

(g)                                 Credit Approval.  Notwithstanding any other provision contained in this Agreement, TAL shall have no obligation to perform under this Agreement unless and until: (a) TAL has reviewed Subscriber’s credit history and approved Subscriber in its sole discretion; and/or (b) Subscriber pays to TAL and keeps in place as and when requested by TAL during the term of this Agreement a security deposit (“Deposit”) to secure future payments to TAL, which amount TAL reserves the right to change upon notice to Subscriber.  Upon an increase in the amount of the Deposit requirement by TAL, Subscriber promptly shall pay the difference to TAL.  The Deposit may be applied to any amounts due and owing under this Agreement as TAL deems appropriate.  In the event the Deposit is applied to such outstanding amounts, Subscriber shall promptly pay to TAL any and all amounts necessary to ensure that the full amount of the Deposit is maintained at all times.  Failure to keep the Deposit amount current and paid in full shall constitute a Failure to Pay.  After termination or expiration or non-renewal of this Agreement, TAL shall refund to Subscriber the Deposit less any outstanding amounts due and owing TAL at the time.

7.                                      SUBSCRIBER’S RESPONSIBILITIES.

(a)                                  Compliance with Law.  Subscriber shall be solely responsible for its use and the Authorized Users’ use of the Licensed Product and the Routing Network and shall ensure that Subscriber and all Authorized Users abide by and comply with this Agreement, the Regulatory Authorities, and all applicable provisions of federal and state laws, including securities laws, rules and regulations.  During the term of this Agreement Subscriber shall continue to be a member in good standing of the Regulatory Authorities of which Subscriber is currently a member or to which it is subject.

(b)                                  Messages.  Subscriber shall be solely responsible for the contents, generation, release, termination, publication, management and oversight of any and all electronic messages, including, without limitation, orders placed, taken and/or submitted by Subscriber and/or the Authorized Users, including, without limitation, the initiation and cancellation of any such orders and/or the opening and closing of any trading accounts.  Subscriber acknowledges that TAL has no responsibility for or control over any initiation, generation, release, termination, publication, managing, monitoring, overseeing and/or canceling any such orders and that TAL is not a registered broker dealer and is not providing any investment advice, is not executing, accepting or directing any trades for or on behalf of any person or entity, is not providing any clearing services, is not providing any trade or order confirmation, and is not providing any services that require licensing or registration with any Regulatory Authorities.  Subscriber shall at all times be solely responsible and liable for any trades, trading activity, trade confirmation, order execution or securities related transactions related to the use of Licensed Product or the Routing Network.

(c)                                  Use of Routing Network.  Subscriber shall be solely responsible and liable for its Authorized Users’ use of the Routing Network and/or the Licensed Product and for any unauthorized use of the Routing Network and/or the licensed Product.  TAL and the Sources assume no responsibility and shall not be liable to Subscriber, the Authorized Users, or any other user for any decision made or action taken in reliance upon the Routing Network and/or the Licensed Product.  All electronic messages, including orders or trades by Subscriber and/or its Authorized Users and/or any other users are the sole and exclusive responsibility of Subscriber and/or its Authorized Users and/or any other users and are placed, taken and/or submitted at their sole risk and discretion.  Subscriber acknowledges that the Routing Network and the Licensed Product are not intended to provide legal, investment or tax advice and Subscriber, and/or any Authorized Users,  and any other user requiring such advice should consult professional advisors.

(d)                                  Standing.  In order for Subscriber and the Authorized Users to access the order entry module of the Licensed Product known as RealTrade, Subscriber acknowledges and agrees that: (i) each Authorized User must have a current, valid and documented brokerage customer relationship with Subscriber, if Subscriber is a registered and licensed broker dealer, or if Subscriber is not, then with a registered and licensed broker dealer; (ii) Subscriber or its broker dealer, as applicable, must have executed and entered into all forms and agreements required by any order routing destination, including any electronic trading network or electronic communications network, to which an electronic message is to be routed by TAL through the Routing Network utilizing RealTrade; and (iii) Subscriber if it is a broker dealer, and if Subscriber is not, then Subscriber’s broker dealer, must be in good standing with the SEC, the NASD, any self-regulatory securities organization or securities exchanges of which Subscriber, its broker dealer and/or its Authorized Users, as applicable, are members of or are subject to, or any other applicable regulatory authorities (collectively, the “Regulatory Authorities”).

(e)                                  No Disparagement.  Subscriber shall not disparage TAL, its officers, directors, shareholders or employees, any affiliate of TAL, or the Licensed Product or TAL Data.

8.                                      DISTRIBUTION RIGHTS.

(a)                                  AUTHORIZATION. Subscriber is authorized on a non-exclusive basis to market to third parties on behalf of TAL personal, non-exclusive, non-transferable licenses to use the Licensed Product and become a TAL Subscriber (“TAL Subscriber”) on the terms and conditions contained in TAL’s then-existing (professional or non-professional) TAL Subscriber Agreement (“TAL Subscriber Agreement”).  Subscriber is authorized to market the Licensed Product on behalf of TAL only within the geographic territory set forth on Schedule A attached hereto (“Territory”).  Nothing contained in this Agreement shall grant to Subscriber the right to create or allow sub-licenses or sub-distribution arrangements.  Subscriber shall bear all costs and expenses with respect to Subscriber’s marketing of the Licensed Product.  TAL may change, modify, release new versions of, or add to or delete from the Licensed Product set forth on Schedule A at any time and from time to time.

(b)                                  ACCEPTANCE OF ORDERS AND GRANTING OF LICENSES BY TAL.  Subscriber or the third party licensee shall submit to TAL a TAL Subscriber Agreement signed by the customer for acceptance or rejection by TAL.  TAL shall have the right to accept or reject any TAL Subscriber Agreement submitted to it in TAL’s sole discretion.  Subscriber acknowledges that all customers who execute TAL Subscriber Agreements which are accepted by TAL are TAL customers with respect to receipt and use of the Licensed Product and/or TAL Data.  All orders for licenses of the Licensed Product shall be solicited by Subscriber only on the terms and conditions furnished by TAL from time to time, including the TAL Subscriber Agreement.  A copy of the TAL Subscriber Agreement in use on the Effective Date is attached hereto as Exhibit D.  Access to the Licensed Product and/or TAL Data, either directly or indirectly, shall not be provided unless and until the customer has entered into a TAL Subscriber Agreement with TAL and paid to TAL the Initial Payment (as defined in the TAL Subscriber Agreement).  TAL may change any of the terms or conditions of the TAL Subscriber Agreement at any time, and the terms and conditions of the version of the TAL Subscriber Agreement in effect on the date of acceptance by TAL shall control.  Any TAL Subscriber Agreement submitted to TAL shall be required to have a fully completed licensee information section.  Subscriber shall have no authority to obligate TAL to accept or provide the Licensed Product or access to the TAL Data under any TAL Subscriber Agreement, or to bind or obligate TAL to any transaction, agreement, warranty or guarantee of any kind.

(c)                                  SUBSCRIBER’S RESPONSIBILITIES AS DISTRIBUTOR OF LICENSED PRODUCT.

(1)                                 Subscriber shall endeavor to maintain high standards of business conduct and shall distribute the Licensed Product in such a manner as will reflect favorably on TAL and the Sources, as reasonably determined by TAL, and shall avoid in any way any deceptive, misleading or unethical practices or advertising with respect to TAL, the Licensed Product and/or the TAL Data.

(2)                                 Each individual or entity that uses or has access to the Licensed Product and/or the TAL Data through the Licensed Product must have entered into or be covered by a TAL Subscriber Agreement with TAL prior to such use or access.

(3)                                 Subscriber shall not, directly or indirectly, in any capacity, during the term of this Agreement and any renewal term, market, license or provide licenses for, represent, or distribute any software product in the Territory which, in the opinion of TAL, competes directly with the Licensed Product, without the prior written approval of TAL.

(4)                                 Subscriber shall use its best efforts to market and to solicit customers to become licensees of TAL to use the Licensed Product.

(5)                                 Subscriber shall comply with all policies of TAL regarding the distribution of the Licensed Product that are currently in force of which Subscriber has written notice.  Subscriber shall receive not less than 30 days prior written notice of any changes to such policies.

(6)                                 Subscriber shall use reasonable efforts to keep TAL informed of any change in the personnel of Subscriber who have primary responsibility for marketing the Licensed Product to customers.

(7)                                 Subscriber distribution efforts shall be conducted in its own name.

(8)                                 Subscriber acknowledges that the Licensed Product may contain TAL’s RealTrade application features that may be accessed and used by the licensee under a TAL Subscriber Agreement only through a Broker Dealer.  Subscriber acknowledges that the Broker Dealer shall be solely responsible for the management and oversight of any and all orders placed, taken and/or submitted by a licensee under a TAL Subscriber Agreement, including, without limitation, the initiation or cancellation of any such orders and/or the opening and closing of any trading accounts.  Subscriber further acknowledges that TAL has no control over or responsibility for managing, monitoring, overseeing and/or initiating or canceling any such orders and that TAL is not a Broker Dealer and is not providing any investment advice, is not executing, accepting or directing any trades for or on behalf of any person or entity, is not providing any clearing services, is not providing any trade or order confirmation, and is not providing any services which require licensing or registration with the NASD, SEC or any other regulatory body or exchange.  The Broker Dealer shall at all times be responsible and liable for any trades, trading activity, trade confirmation, order execution or securities related transactions.

(9)                                 Subscriber acknowledges and agrees that TAL and the Sources assume no responsibility and shall not be liable to Subscriber or any licensee under a TAL Subscriber Agreement for any decision made or action taken in reliance upon the Licensed Product, the TAL Data and/or any other information or data provided through the Licensed Product and/or TAL Data.  If applicable, all orders and trades are the licensee’s and/or Subscriber’s or Broker Dealer’s responsibility and are placed, taken and/or submitted at Subscriber’s, its Broker Dealer’s and/or licensee’s sole risk.  Subscriber acknowledges and agrees that the Licensed Product, the TAL Data and/or any other information and data provided through the Licensed Product and/or TAL Data are not intended to provide legal, investment or tax advice, and any licensee requiring such advice should consult professional advisors.

(d)                                  THIRD PARTY BILLING.  If Subscriber has agreed to be designated a third party payor (“Billing Party”) under a TAL Subscriber Agreement, Subscriber shall be liable for and shall pay all amounts due and payable to TAL and the Sources pursuant to such TAL Subscriber Agreement.  Subscriber’s status as Billing Party shall remain in effect unless Subscriber provides TAL not less than 30 days prior written notice that such status is being terminated, provided that Subscriber shall remain liable as Billing Party for amounts incurred prior to the effective date of such termination.  Such amounts include, without limitation, all License Fees, Source Fees (if not billed directly) and Taxes, as such terms are more fully described in the respective TAL Subscriber Agreement.  If Subscriber is the Billing Party, Subscriber shall at all times remain liable for Taxes, whether or not invoiced or charged under this Agreement or the applicable TAL Subscriber Agreement.  If Subscriber is the Billing Party, all other fees, charges and amounts payable with respect to the Licensed Product and/or TAL Data, including the license fees, are subject to change upon notice given to Subscriber in accordance with Schedule A hereto.

(e)                                  MODIFICATION.  Subscriber agrees that TAL may modify the Territory at any time upon notice to Subscriber no less than the 30 days in advance of such modification.

(f)                                    TRADEMARKS AND SERVICE MARKS.  Subscriber agrees that all marketing efforts and all documentation related to the Licensed Product and/or TAL Data, including, but not limited to, print and electronic advertisements and literature, shall state that the Licensed Product is the property of and licensed by TAL. TAL grants to Subscriber a personal, non-exclusive, non-transferable license to use TAL’s trademarks and service marks (“Marks”) in accordance with TAL’s then-current policies with respect to advertising, promotion, use and display of TAL’s Marks or as otherwise specified in an Addendum to this Agreement.  Subscriber shall include in any and all advertising, promotional or informational materials, websites, or other print or electronic media, the copyright notice(s) and Marks of TAL as they appear on the Licensed Product and/or TAL Data.  Subscriber shall submit to TAL, for TAL’s review and approval prior to using and/or displaying TAL’s Marks, all promotional materials, advertising and other materials using and/or displaying TAL’s Marks.  Except for those limited rights expressly granted herein, no other rights to the Marks including, without limitation, any title or ownership rights are granted hereunder.  At any time during or after the termination of this Agreement, Subscriber shall not assert, claim any interest in, seek to register directly or indirectly, or take any action that may adversely affect the validity of any Marks or other notices of proprietary rights of TAL including, without limitation, any act that may infringe, lead to the infringement or dilute the distinctiveness of any Marks or other notices of proprietary rights of TAL.  Subscriber agrees to notify TAL promptly of any known or suspected misuse of the Marks or other of TAL’s notices of proprietary rights and cooperate with TAL in any proceedings brought to enforce any rights, title or interest in any Marks or other notices of proprietary rights used under this Agreement.  Subscriber, its agents and contractors shall not display, alter or use on any Web site, or in any printed documents, whether promotional, informational or otherwise, the TAL Subscriber Agreement or any other documents provided by TAL or the Sources unless otherwise authorized in writing by TAL.  Subscriber acknowledges and agrees that the Marks are the property of and are valuable to TAL, represent the goodwill of TAL and are distinctive.

9.                                      INSPECTION AND AUDIT RIGHTS.  At all reasonable times during the term of this Agreement and for a period of six months thereafter, TAL and/or its representatives shall have the right, upon no less than twenty-four hours notice to Subscriber, to access to the relevant files, computers and/or equipment of Subscriber and the Authorized Users solely for the purpose of auditing and verifying the number of Authorized Users and inspecting the use of the Licensed Product, TAL Data and/or Routing Network by Subscriber and the Authorized Users.  Subscriber shall cooperate fully with such verification and inspection; provided, however, that TAL shall not unduly or unreasonably disrupt Subscriber’s business operations.  TAL shall have the right to copy any item that Subscriber may possess with respect to a possible violation or breach of this Agreement and to remove any Licensed Product and/or access to TAL Data as a result of any such violation or breach.  Subscriber will be liable for the reasonable costs of any audit (including, without limitation, reasonable accountants’ and attorneys’ fees and costs) that reveals a discrepancy in TAL’s favor of five percent (5%) or more of the amount of fees actually paid to TAL for the then-current calendar month.

10.                               OWNERSHIP RIGHTS RESERVED.  No title or ownership of intellectual property rights in and to the Licensed Product, TAL Data and related documentation or any copy, translation, compilation or other derivative works, or the Routing Network, are transferred to Subscriber or any third party hereunder.  Subscriber agrees that unauthorized copying or disclosure of the Licensed Product or TAL Data or other intellectual property of TAL may cause great damage to TAL, which damage may exceed the value of the copies or information involved.  Subscriber shall not, and shall not attempt to, assign, pledge, encumber, sell or otherwise transfer to any third party the Licensed Product, TAL Data or related documentation.  Subscriber shall keep its license to use the Licensed Product and to access the Routing Network and other property of TAL and/or the Sources free and clear of any and all liens, levies and encumbrances.

11.                               CONFIDENTIALITY.

(a)                                  General.  Subscriber acknowledges and agrees that the Licensed Product and TAL Data constitute and incorporate confidential and proprietary information developed or acquired by, or licensed to, TAL or the Sources.  Subscriber shall take all reasonable precautions necessary to safeguard the confidentiality of the Licensed Product and TAL Data, including at a minimum, those taken by Subscriber to protect Subscriber’s own confidential information which, in no event, shall be less than a reasonable standard of care.  Subscriber shall not allow the removal, eradication or defacement of any confidentiality or proprietary notice placed on the Licensed Product or TAL Data.  The placement of copyright notices on these items shall not constitute publication or otherwise impair their confidential nature.  Subscriber shall maintain the confidentiality of the TAL proprietary and confidential information for the term of this Agreement and for five (5) years after the termination or expiration and non-renewal of this Agreement for any reason, and with respect to trade secrets, until such time as each such trade secret ceases to be a trade secret.

(b)                                  Subscriber’s Confidential Information.  TAL acknowledges and agrees that the identity of Subscriber’s Authorized Users constitutes confidential information.  TAL shall take all reasonable precautions necessary to safeguard the confidentiality of the identity of the Authorized Users, including at a minimum, those taken by TAL to protect TAL’s own confidential information which, in no event, shall be less than a reasonable standard of care.  TAL shall maintain the confidentiality of the Subscriber’s confidential information for the term of this Agreement and for two (2) years after the termination or expiration and non-renewal of this Agreement for any reason, and with respect to trade secrets, until such time as each such trade secret ceases to be a trade secret.

(c)                                  Disclosure.  Neither party to this Agreement shall disclose, in whole or in part, the Licensed Product or TAL Data or any portion thereof or the identity of Subscriber’s Authorized Users to any individual or entity, except for use in accordance with this Agreement or to Subscriber’s Authorized Users for use in accordance with this Agreement or as required by any applicable law or regulatory body.  Both parties acknowledge that any unauthorized use or disclosure of the other’s confidential information or any portion thereof may cause irreparable damage to the non-disclosing party and/or the Sources.  If an unauthorized use or disclosure occurs, the disclosing party shall immediately notify the non-disclosing party and, at the disclosing party’s expense, shall take all steps necessary to recover the Licensed Product or TAL Data and prevent subsequent unauthorized use or dissemination.  If requested by any Regulatory Authority or Source, TAL may provide information and data to such Regulatory Authority or Source with respect to Subscriber and any Authorized Users, provided that Subscriber is promptly notified of such disclosure.  To enable TAL to meet its obligations, Subscriber agrees to inform TAL in writing whenever its usage, including number of Authorized Users or their locations, changes.

(d)                                  Exclusions. Notwithstanding the foregoing, Confidential Information does not include that information which: (i) is known to Subscriber prior to the time of disclosure by TAL, as evidenced by contemporaneous dated written records; (ii) is received by Subscriber from independent sources having the right to such information without an obligation of confidence or non-disclosure, and without such information having been solicited or obtained by any use of the Confidential Information received by Subscriber; (iii) is independently developed by Subscriber without use of the Confidential Information and by persons who have not had access to the Confidential Information ; or (iv) is in the public domain, or which later becomes public, unless such information is made public by Subscriber in violation of this Agreement or by any other party directly or indirectly under an obligation of confidentiality to TAL.

12.                               WARRANTY DISCLAIMER.  EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE LICENSED PRODUCT, THE TAL DATA AND THE ROUTING NETWORK ARE PROVIDED “AS IS” AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO ACCURACY, FUNCTIONALITY, PERFORMANCE OR MERCHANTABILITY.  TAL AND THE SOURCES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE.  TAL AND THE SOURCES MAKE NO REPRESENTATION, WARRANTY OR COVENANT CONCERNING THE ACCURACY, COMPLETENESS, SEQUENCE, TIMELINESS OR AVAILABILITY OF THE LICENSED PRODUCT, THE ROUTING NETWORK, THE TAL DATA OR ANY OTHER INFORMATION OR THE LIKELIHOOD OF PROFITABLE TRADING USING THE LICENSED PRODUCT, THE ROUTING NETWORK OR TAL DATA.  SUBSCRIBER ACCEPTS FULL RESPONSIBILITY FOR ANY INVESTMENT DECISIONS OR STOCK TRANSACTIONS MADE BY SUBSCRIBER OR ITS AUTHORIZED USERS USING THE LICENSED PRODUCT, THE ROUTING NETWORK OR TAL DATA.  NO SALES PERSONNEL, EMPLOYEES, AGENTS OR REPRESENTATIVES OF TAL OR ANY THIRD PARTY ARE AUTHORIZED TO MAKE ANY REPRESENTATION, WARRANTY OR COVENANT ON BEHALF OF TAL.  ACCORDINGLY, ADDITIONAL ORAL STATEMENTS DO NOT CONSTITUTE WARRANTIES AND SHOULD NOT BE RELIED UPON AND ARE NOT PART OF THIS AGREEMENT.  NEITHER TAL NOR ANY OF ITS AFFILIATES OR THE SOURCES INCLUDING, WITHOUT LIMITATION, THE EXCHANGES, REPRESENT OR WARRANT THAT THE LICENSED PRODUCT, THE ROUTING NETWORK OR THE TAL DATA WILL BE UNINTERRUPTED OR ERROR-FREE.  SUBSCRIBER EXPRESSLY AGREES THAT USE OF THE LICENSED PRODUCT, THE ROUTING NETWORK, THE TAL DATA OR ANY OTHER INFORMATION IS AT SUBSCRIBER’S SOLE RISK AND THAT TAL AND THE SOURCES SHALL NOT BE RESPONSIBLE FOR ANY INTERRUPTION OF SERVICES, DELAYS OR ERRORS CAUSED BY ANY TRANSMISSION OR DELIVERY OF THE LICENSED PRODUCT, THE ROUTING NETWORK, TAL DATA OR ANY OTHER INFORMATION OR CAUSED BY ANY COMMUNICATIONS SERVICE PROVIDERS.  THIS SECTION SHALL SURVIVE TERMINATION OR EXPIRATION AND NON-RENEWAL OF THIS AGREEMENT.

13.                               SUBSCRIBER’S SOLE AND EXCLUSIVE REMEDY; LIMITS OF LIABILITY.  SUBSCRIBER’S SOLE AND EXCLUSIVE REMEDY AGAINST TAL, AND TAL’S SOLE OBLIGATION AND LIABILITY TO SUBSCRIBER, WILL BE FOR TAL (AT TAL’S SOLE ELECTION) TO EITHER: (A) CREDIT SUBSCRIBER AGAINST FUTURE LICENSE FEES PAYABLE UNDER THIS AGREEMENT IF SUBSCRIBER CONTINUES TO USE THE LICENSED PRODUCT, OR (B) REFUND A PRORATED AMOUNT EQUAL TO THE LICENSE FEES ACTUALLY PAID TO TAL FOR THAT NUMBER OF DAYS OF THE CALENDAR MONTH THAT THE LICENSED PRODUCT COULD NOT BE USED FOR OVER TWENTY-FOUR (24) CONTINUOUS HOURS

DUE SOLELY TO ACTS OR OMISSIONS OF TAL, UPON SUBSCRIBER’S WRITTEN REQUEST WITHIN TEN (10) CALENDAR DAYS OF THE DATE ON WHICH THE LICENSED PRODUCT COULD FIRST NOT BE USED.  TAL SHALL NOT HAVE ANY LIABILITY IF THE LICENSED PRODUCT CANNOT BE USED FOR LESS THAN TWENTY-FOUR (24) CONTINUOUS HOURS.

OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION, TAL, ITS AFFILIATES AND THE SOURCES SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF USE, TRADING LOSSES OR LOSS OF OTHER COSTS OR SAVINGS) RESULTING FROM, ARISING OUT OF, OR IN CONNECTION WITH THE PROVISION, OR LACK OF PROVISION, OF THE LICENSED PRODUCT, THE ROUTING NETWORK OR THE TAL DATA OR THE BREACH OF THIS AGREEMENT BY TAL, REGARDLESS OF CAUSE OR FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, STATUTORY LIABILITY OR OTHERWISE, AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEN, UNFORESEEN OR FORESEEABLE, EVEN IF TAL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, IN THE EVENT THE TERMS OF THIS SECTION, OR ANY PART THEREOF, SHALL BE HELD INVALID AND UNENFORCEABLE BY A COURT OF COMPETENT JURISDICTION, TAL’S TOTAL LIABILITY UNDER THE TERMS OF THIS AGREEMENT SHALL NOT EXCEED $1000.00 (U.S. DOLLARS).  THIS SECTION SHALL NOT RELIEVE TAL FROM LIABILITY FOR DAMAGES THAT RESULT FROM ITS OWN GROSS NEGLIGENCE OR WILLFUL TORTIOUS MISCONDUCT. THIS SECTION SHALL SURVIVE ANY TERMINATION OR EXPIRATION AND NON-RENEWAL OF THIS AGREEMENT.

14.                               INDEMNIFICATION.

(a)                                  By Subscriber.  Subscriber agrees to defend, indemnify and hold TAL, its affiliates, directors, officers, shareholders, employees, representatives, agents, successors, and the Sources, harmless from and against any and all direct claims, losses, damages, liabilities, obligations, judgments, causes of action, costs, charges, expenses and fees (including reasonable attorneys’ fees and costs and such fees and/or penalties as any of the Sources may impose) arising out of:  (a) any breach or alleged breach of this Agreement by Subscriber or any Authorized User; (b) any failure of Subscriber or any Authorized User to comply with the requirements of, or obligations imposed by, the Sources; or (c) any material misuse, or willful or reckless actions or misconduct of Subscriber, the Authorized Users or Subscriber’s other employees or agents with respect to the use of the Licensed Product, TAL Data, the Routing Network or confidential information.  TAL reserves the right to select its own attorneys at Subscriber’s cost. This Section shall survive any termination or expiration and non-renewal of this Agreement.

(b)                                  By TAL.  TAL will indemnify, defend and hold Subscriber, its affiliates, members, managers, officers, employees, representatives, agents and successors, harmless from and against any claim, suit or proceeding brought against Subscriber alleging that the Licensed Product or Subscriber’s use of the Licensed Product constitutes a misappropriation of, or infringement upon, any United States of America patent or copyright of a third party, provided that:  (i) Subscriber promptly notifies TAL, in writing, of any such claim, suit or proceeding; (ii) TAL has sole control of the investigation, defense and settlement of any such claim, suit or proceeding; and (iii) Subscriber provides TAL, upon TAL’s request, with all reasonable assistance in investigating, defending and settling any such claim, suit or proceeding.  If the Licensed Product or any part thereof is held to infringe upon any United States of America patent or copyright of a third party, and Subscriber’s use of the Licensed Product is enjoined or prohibited by a court of competent jurisdiction, TAL shall, at its sole option, within thirty (30) calendar days of such injunction or prohibition, either:  (A) procure for Subscriber the right to continue using the Licensed Product free of any liability for infringement; (B) replace or modify the Licensed Product with a non-infringing product of equivalent functionality; or (C) require the return of the Licensed Product and termination of this Agreement.  TAL shall have no obligation to indemnify, defend or hold Subscriber harmless hereunder in the event any such claim, suit or proceeding arises from changes or modifications to the Licensed Product not authorized, in writing, by TAL; the combination of the Licensed Product with any software, hardware or other product not authorized, in writing, by TAL; use of the Licensed Product not in accordance with the Licensed Product’s user documentation; or use of a superseded or altered release or version of the Licensed Product if the infringement would have been avoided by use of the current unaltered release or version of the Licensed Product.  This Section shall survive any termination or expiration and non-renewal of this Agreement.  THE RIGHTS AND OBLIGATIONS SET FORTH IN THIS SECTION ARE TAL’S SOLE LIABILITY AND OBLIGATION AND SUBSCRIBER’S SOLE AND EXCLUSIVE REMEDIES FOR ANY CLAIM, SUIT OR PROCEEDING WITH RESPECT TO INFRINGEMENT.

15.                               TERMINATION.  Subscriber and TAL may terminate this Agreement by notifying the other party in writing of such termination not later than 180 days prior to the end of the then-current Term.  In the event Subscriber or any Authorized User breaches any term or condition of this Agreement, provided that such breach is not remedied within ten (10) business days following written notice of said breach to Subscriber, TAL shall have the right, in addition to any remedies available at law or in equity, to suspend access to the Licensed Product and/or TAL Data and/or terminate this Agreement without liability of any kind of TAL to Subscriber, to any Authorized User or to any person or entity claiming by or through or on behalf of Subscriber, with respect to such termination or suspension.  This Agreement shall terminate automatically in the event Subscriber becomes insolvent or enters into bankruptcy, suspension of payments, moratorium, reorganization, an assignment for the benefit of creditors or any other proceeding that relates to insolvency or protection from creditors’ rights.  Upon the expiration and non-renewal or termination of this Agreement for any reason, all rights granted to Subscriber hereunder shall cease, and Subscriber shall promptly:  (w) purge the Licensed Product from all of Subscriber’s computer systems, equipment, storage media and other files; (x) destroy the Licensed Product and all copies thereof in Subscriber’s possession or under Subscriber’s control; (y) upon TAL’s request provide TAL with a written statement certifying that Subscriber has taken the actions set forth in subsections (w) and (x) above; and (z) pay any and all License Fees, Source Fees and Taxes incurred as of the date of termination, and the out-of-pocket costs or expenses incurred by TAL of removing any equipment or software and any components of the Routing Network from Subscriber’s premises and for canceling and/or removing any communication lines.  TAL may terminate this Agreement immediately or discontinue any access to the Licensed Product and/or TAL Data, without notice or liability, whenever any Regulatory Authority or Source requires such discontinuance.  Any provision of this Agreement which by its terms becomes effective on termination of this Agreement, and any provision of this Agreement which by its express terms survives the termination of this Agreement, shall continue in effect following termination, including, without limitation, Sections     hereof.

16.                               EQUITABLE RELIEF.  Subscriber acknowledges that any breach of its obligations under this Agreement with respect to the Licensed Product, the TAL Data and any other proprietary rights and confidential information of TAL and/or the Sources will cause irreparable injury to TAL and/or the Sources, as applicable, for which there are inadequate remedies at law and, therefore, TAL and/or the Sources shall be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

17.                               COMPLIANCE WITH LAWS.  Subscriber’s and Authorized User’s use of the Licensed Product and the TAL Data shall comply with all applicable federal, state and local laws, rules and regulations, and applicable exchange rules, regulations and contract terms.  Subscriber represents and warrants that Subscriber shall not intentionally engage in, nor is to its knowledge currently engaged in, the operation of any unlawful transactions and/or business.  Subscriber shall not use, nor shall Subscriber permit any Authorized User or third party to use, the Licensed Product and/or TAL Data for any unlawful purpose.  In the event TAL believes that Subscriber is not in compliance with the terms of this Section, TAL reserves the right to terminate Subscriber’s and the Authorized Users’ access to the Licensed Product and/or TAL Data at any time with or without notice and without incurring any liability or obligation in connection therewith.

18.                               RELATIONSHIP BETWEEN PARTIES.  The relationship between Subscriber and TAL is that of licensor/licensee and nothing contained in this Agreement shall be construed to constitute either party as the partner, joint venturer, employee or agent of the other.

19.                               ASSIGNMENT.  Subscriber shall not assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without TAL’s prior written consent, which shall not be unreasonably withheld.

20.                               FORCE MAJEURE.  Neither party shall have any liability for any failure or delay in performing any obligation under this Agreement (except for payments to TAL or the Sources) due to circumstances beyond its reasonable control including, but not limited to, acts of God or nature, actions of the government, fires, floods, strikes, civil disturbances or terrorism, or power, communications line, satellite or network failures.

21.                               GOVERNING LAW; EXCLUSIVE JURISDICTION.  This Agreement, which has been made and entered into in Chicago, Illinois, and all the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement or the transaction(s) contemplated by it, shall be governed by, construed and enforced in accordance with the laws of the State of Illinois (excluding any conflict of laws provisions of the State of Illinois which would refer to and apply the substantive laws of another jurisdiction).  Any suit or proceeding relating to this Agreement shall be brought in the courts, state and federal, located in Chicago, Cook County, Illinois.

22.                               PAYMENT OF LEGAL COSTS AND FEES.  In the event any legal action is taken by either party to enforce the terms of this Agreement, the non-prevailing party shall pay all related court costs and expenses including, without limitation, disbursements and reasonable attorneys’ fees, of the prevailing party.

23.                               NOTICES.  All notices, communications and waivers under this Agreement shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, (iii) sent by fax, or (iv) sent by overnight express carrier, to the addresses set forth below, or to any other address as to either of the parties hereto as such party shall designate in a written notice to the other party hereto.  All notices sent pursuant to the terms of this Section shall be deemed received (A) if personally delivered, then on the date of delivery, (B) if sent by overnight, express carrier, then on the next business day immediately following the day sent, (C) if sent by fax, then on the date of delivery if received during normal business hours, or on the next business day if not received during normal business hours, and (D) if sent by registered or certified mail, then on the earlier of the third business day following the day sent or when actually received.

24.                               NON-SOLICITATION.  During the term of this Agreement, and for two years following its termination, expiration, or non-renewal, Subscriber shall not, whether or not for monetary benefit, without the written permission of TAL or any of its affiliates (collectively, the “Companies”): (a) engage or employ any employee, director, officer, agent, or independent contractor of the Companies; (b) encourage or solicit any employee, agent or independent contractor of the Companies to terminate or modify his, her or its employment, engagement or business relationship with the Companies; or (c) pay money to or provide gifts, or other benefits, monetary or otherwise, to any employees, directors, officers, agents, or independent contractor, unless the value of said gifts or benefits is of de minimus value.

25.                               MISCELLANEOUS.

(a)                                  Headings; Meanings.  The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

(b)                                  Waiver; Modification.  Any waiver or modification of this Agreement shall not be effective unless executed in writing and signed by an authorized representative of TAL and Subscriber.  The failure of either party to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed to be a waiver or modification by the parties of any of their rights under this Agreement.

(c)                                  Severability; Validity.  If any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the parties shall negotiate an equitable adjustment in such provision in order to effect, to the maximum extent permitted by law, the purpose of this Agreement, and the validity and enforceability of the remaining provisions hereof shall not be affected thereby and shall remain in full force and effect

(d)                                  No Third Party Beneficiaries.  No third party beneficiaries are contemplated by this Agreement.

(e)                                  Integration; Reliance.  This Agreement, together with any Schedules, Exhibits or other attachments hereto, constitute the complete and entire agreement between the parties and supersede any prior written or oral agreements or understandings between the parties with respect to the subject matter hereof.  Furthermore, each party has acted of its own volition without reliance on any representations or warranties made by the other parties, except any representations or warranties expressly set forth herein.

(f)                                    Further Acts.  Subscriber shall, upon request, execute and deliver such further instruments and documents and do such further acts and things as my be reasonably required to provide to TAL the rights and benefits contemplated by this Agreement.

(g)                                 Counterparts.  This Agreement may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Agreement.

AGREED TO AS OF August 2, 2004,

BY:

By:	/s/ Joseph Lombard
Print:	Joseph Lombard
Title:	President

(Taxpayer Identification or Social Security Number)

Address:

ACCEPTED:

TOWNSEND ANALYTICS, LTD., an Illinois corporation

By:	/s/ MarrGwen Townsend
Print:	MarrGwen Townsend
Title:	V.P.

Address:

Townsend Analytics, Ltd.

100 South Wacker Drive, Suite 2040

Chicago, IL  60606

Attn:  MarrGwen Townsend

312/621-0141 (phone)

312/621-0487 (fax)

With copy to:

Townsend Analytics, Ltd.

100 South Wacker Drive, Suite 2040

Chicago, IL  60606

Attn:  General Counsel

Townsend Analytics, Ltd.

LICENSE AND DISTRIBUTION AGREEMENT

EXHIBIT A

The Nasdaq Stock Market, Inc. (“Nasdaq”) Subscriber Agreement

DISCLOSURE – PLEASE READ

Subscribers must sign a contract entitled The Nasdaq Stock Market, Inc. (“Nasdaq”) Subscriber Agreement (“Agreement”) in order to receive Information [see definition in Paragraph [1] of the Agreement] from Nasdaq.   While all terms are important, please particularly note the following.  For more information regarding each term, the paragraph number at the end of each term refers to the paragraph in the Agreement where more information can be located.

RESTRICTIONS ON USES & TRANSFER: Subscribers may not provide access to Information or transfer the Agreement to others.  The Information is only for personal non-professional use or, if you are a Professional Subscriber (see definition in Paragraph [1] of the Agreement) for internal business use and/or personal use. [Paragraph 3]

MOST TYPES OF DAMAGES ARE EXCLUDED AND REMAINING DAMAGES ARE LIMITED:  Nasdaq is not liable for trading losses, lost profits or incidental, consequential or other indirect damages, even if the Information is untimely or incorrect.  Other damages (if any), are strictly limited (in contract, tort, or otherwise) to a capped amount.  [Paragraphs 9 and 10]

NO IMPLIED OR STATUTORY WARRANTIES OR DUTIES: All warranties and duties (if any) are eliminated.  There are no express warranties except for a Limited Warranty regarding efforts only.  Stock quotes might not be current or accurate.  [Paragraph 9]

SUBSCRIBERS PROVIDE AN INDEMNITY: Subscriber indemnifies and holds harmless Nasdaq for any Claims or Losses (see definition in Paragraph [1] of the Agreement) resulting from Subscriber’s breach of the Agreement, for Subscriber’s infringement of a third party’s intellectual property rights, or from any third party suit related to Subscriber’s use or receipt of the Information.  [Paragraph 13 and 14]

MARYLAND LAWS AND COURTS APPLY:  Everything relating to the Agreement is governed by the laws of the United States and the State of Maryland and any disputes can only be heard in Maryland.   [Paragraph 23]

NO ORAL AMENDMENTS & ONLY NASDAQ MAY AMEND: The Agreement may not be altered orally and may be altered by Nasdaq pursuant to an Agreement procedure which includes notice either to Subscriber or to Vendor.  Failure to terminate the Agreement before, or use of Information after, an amendment will be Subscriber’s consent (or confirmation of an earlier consent) to the amendment. [Paragraph 17 and 21]

VENDORS CAN IMPACT SUBSCRIBER’S RIGHTS BUT NOT NASDAQ’S RIGHTS:  Vendor does not have authority to change the Agreement.  Vendors are obligated to provide notice of Nasdaq changes to Subscriber, but if they do not, Nasdaq’s notice to Vendor is still effective, as to Subscriber including notice of cancellation. [Below Paragraph 1 and Paragraph 17]

Nasdaq Subscriber Agreement

The Vendor and its agents may NOT modify or waive any term of this Agreement.

Any attempt to modify this Agreement, except by Nasdaq, is void.

1. The word “Nasdaq” means The Nasdaq Stock Market, Inc. and its affiliates.  The word “Information” means certain data and other information: relating to securities or other financial instruments, products, vehicles or devices; or relating to Persons regulated by Nasdaq or to activities of Nasdaq; or gathered by Nasdaq from other sources.  The word “or” includes the word “and”.  The phrase “Claims or Losses” means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, judgments, settlements, and expenses of whatever nature, whether incurred by or issued against an indemnified party or a third party, including, without limitation, (1) indirect, special, punitive, consequential or incidental loss or damage, (including, but not limited to, trading losses, loss of anticipated profits, loss by reason of shutdown in operation or increased expenses of operation, or other indirect loss or damage) and (2) administrative costs, investigatory costs, litigation costs, and auditors’ and attorneys’ and fees and disbursements (including in-house personnel).  The word “Person” means any natural person, proprietorship, corporation, partnership, or other entity whatsoever.  The phrase “Non-Professional Subscriber” means any natural person who is neither: (a) registered or qualified in any capacity with the SEC, the Commodities Futures Trading Commission, any state securities agency, any securities exchange or association, or any commodities or futures contract market or association; (b) engaged as an “investment advisor” as that term is defined in Section 201 (11) of the Investment Advisors Act of 1940 (whether or not registered or qualified under that Act); nor, (c) employed by a bank or other organization exempt from registration under federal or state securities laws to perform functions that would require registration or qualification if such functions were performed for an organization not so exempt.  The phrase “Professional Subscriber” means all other persons who do not meet the definition of Non-Professional Subscriber. When it appears alone, the word “Subscriber” encompasses all Non-Professional and Professional Subscribers.  The phrase “Vendor’s Service” means the service from a vendor, including the data processing equipment, software, and communications facilities related thereto, for receiving, processing, transmitting, using and disseminating the Information to or by Subscriber.

2.  Subscriber is granted the right to receive from Nasdaq the Information under the terms stated herein or in the NASD Rules.  “NASD Rules” shall mean all applicable laws (including intellectual property, communications, and securities laws), statutes, and regulations, the rules and regulations of the SEC, the rules and regulations of Nasdaq including, but not limited to, those requirements established by Nasdaq’s rule filings (with such SEC approval as may be required), Nasdaq’s decisions and interpretations and any User Guides, or successors of the components of the NASD Rules, as they may exist at the time.  For Professional Subscriber, if any payment is due directly to Nasdaq under this Agreement, payment in full is due Nasdaq in immediately available U.S. funds, within 30 days of the date of an invoice, whether or not use is made of, or access is made to, the Information.  Interest shall be due from the date of the invoice to the time that the amount(s) that are due have been paid.  Subscriber shall assume full and complete responsibility for the payment of any taxes, charges or assessments imposed on Subscriber or Nasdaq (except for U.S. federal, state, or local income taxes, if any, imposed on Nasdaq) by any foreign or domestic national, state, provincial or local governmental bodies, or subdivisions thereof, and any penalties or interest, relating to the provision of the Information to Subscriber.

3.  The Information is licensed only for the personal use of the Non-Professional Subscriber and the internal business use and/or personal use of the Professional Subscriber.  By representing to Vendor that Subscriber is a non-professional, or by continuing to receive the Information at a non-professional subscriber rate, Subscriber is affirming to Vendor and Nasdaq that Subscriber meets the definition of Non-Professional Subscriber as set forth in paragraph 1 above.  Subscriber will promptly give written notice to Vendor of any change in the name or place of residence or place of business at which the Information is received.  Subscriber may not sell, lease, furnish or otherwise permit or provide access to the Information to any other Person or to any other office, or place.  Subscriber will not engage in the operation of any illegal business; use or permit anyone else to use the Information, or any part thereof, for any illegal purpose; or violate any NASD Rule.  Professional Subscribers may, on a non-continuous basis, furnish limited amounts of the Information to customers: in written advertisements, correspondence, or other literature; or during voice telephonic conversations not entailing computerized voice, automated information inquiry systems, or similar technologies.  Subscriber may not present the Information rendered in any unfair, misleading, or discriminatory format.  Subscriber shall take reasonable security precautions to prevent unauthorized Persons from gaining access to the Information.

4.  Subscriber acknowledges that Nasdaq, in its sole discretion, may from time to time make modifications to its system or the Information.  Such modifications may require corresponding changes to be made in Vendor’s Service.  Changes or the failure to make timely changes by Vendor or Subscriber may sever or affect Subscriber’s access to or use of the Information.  Nasdaq shall not be responsible for such effects.

5.  Nasdaq grants to Subscriber a nonexclusive, non-transferable license during the term of the Agreement to receive and use the Information transmitted to it by Vendor and thereafter to use such Information for any purpose not inconsistent with the terms of the Agreement or with the NASD Rules.  Subscriber acknowledges and agrees that Nasdaq has proprietary rights in the Information that originates on or derives from markets regulated or operated by Nasdaq and compilation or other rights in Information gathered from other sources.  Subscriber further acknowledges and agrees that Nasdaq’s third party Information providers have exclusive proprietary rights in their respective Information.  In the event of any misappropriation or misuse, Nasdaq or its third party information providers shall have the right to obtain injunctive relief for its respective materials.  Subscriber will attribute source as appropriate under all the circumstances.

6.  Subscriber acknowledges that Nasdaq, as a subsidiary of NASD, when required to do so by NASD in fulfillment of NASD’s statutory obligations, may by notice to Vendor unilaterally limit or terminate the right of any or all Persons to receive or use the Information, and that Vendor will immediately comply with any such notice and will terminate or limit the furnishing of the Information and confirm such compliance by notice to Nasdaq.  Any affected Person will have available to it such procedural protections as are provided by the Exchange Act and applicable rules thereunder.  Neither Nasdaq nor NASD shall have any liability when complying with such NASD notice.

7.  Professional Subscriber shall make its premises available to Nasdaq for physical inspection of Vendor’s Service and of Professional Subscriber’s use of the Information (including review of any records regarding use of, or access to, the Information and the number and locations of all devices that receive Information), all at reasonable times, upon reasonable notice, to ensure compliance with this Agreement. Non-professional Subscriber shall comply promptly with any reasonable request from Nasdaq for information regarding the Non-Professional Subscriber’s receipt, processing, display and redistribution of the Information.

8.  To the extent permitted by applicable law, Subscriber acknowledges and agrees that the termination of the Vendor’s Service for failure to make payments shall not be deemed or considered to be, and Subscriber waives any right to represent or assert that any such exercise constitutes, an act or omission or an improper denial or limitation of access by Nasdaq to any service or facility operated by Nasdaq as contemplated in Section 11A of the Exchange Act, or any other provision of the Exchange Act, or any rule, regulation, or interpretation adopted thereunder.

9.  NASDAQ’S WARRANTIES/DISCLAIMER OF WARRANTIES.  Nasdaq shall endeavor to offer the Information as promptly and accurately as is reasonably practicable.  In the event that the Information is not available as a result of a failure by Nasdaq to perform its obligations under this Agreement, Nasdaq will endeavor, giving due regard for the cost, time, and effect on other users, to correct any such failure.  In the event that the Information is not available, is delayed, is interrupted, is incomplete, or is not accurate or is otherwise materially affected for a continuous period of four (4) hours or more during the time that Nasdaq regularly transmits the Information due to the fault of Nasdaq (except for a reason permitted in this Agreement or in Nasdaq’s agreement with the Vendor), Subscriber’s or any other Person’s exclusive remedy against Nasdaq shall be (A) if Subscriber or any other Person continues to receive the Information or any other data and/or information offered by Nasdaq, a prorated month’s credit of any monies due, if any, for the affected Information directly to Nasdaq from Subscriber, or, if applicable, from said other Person, for the period at issue or, (B) if Subscriber or any other Person no longer receives either the Information or any other data and/or information offered by Nasdaq, a prorated month’s refund of any monies due for the affected Information directly to Nasdaq from Subscriber, or, if applicable, from said other Person, for the period at issue.  Such credit or refund shall, if applicable, be requested by written notice to Nasdaq with all pertinent details.  BEYOND THE WARRANTIES STATED IN THIS SECTION, THERE ARE NO OTHER WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY (INCLUDING, WITHOUT LIMITATION, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, ACCURACY, FREEDOM FROM INTERRUPTION), ANY IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING, OR COURSE OF PERFORMANCE, OR THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

10.  NASDAQ’S LIMITATION OF LIABILITY.  (a)  Except as may otherwise be set forth herein, Nasdaq shall not be liable to Subscriber, its vendor or any other Person for indirect, special, punitive, consequential, or incidental loss or damage (including, but not limited to, trading losses, loss of anticipated profits, loss by reason of shutdown in operation or increased expenses of operation, cost of cover, or other indirect loss or damage) of any nature arising from any cause whatsoever, even if Nasdaq has been advised of the possibility of such damages.

(b) Nasdaq shall not be liable to Subscriber or any other Person for any unavailability, interruption, delay, incompleteness, or inaccuracy of the Information that lasts less than four (4) continuous hours during the time that Nasdaq regularly transmits the Information or if the Information is materially affected for less than four (4) continuous hours during the time that Nasdaq regularly transmits the Information.

(c) If Nasdaq is for any reason held liable to Subscriber or to any other Person, whether in tort or in contract, the liability of Nasdaq within a single year (from the effective date of the Agreement) of the Agreement [combined with the total of all Claims or Losses of Subscriber’s vendor, and any other Person claiming through, on behalf of, or as harmed by Subscriber] is limited to an amount of subscriber’s damages that are actually incurred by subscriber in reasonable reliance, and which amount does not exceed the lesser of: (i) if Subscriber or any other Person continues to receive the Information or any other data and/or information offered by Nasdaq, a prorated month’s credit of any monies due directly to Nasdaq from Subscriber, or, if applicable, from any other Person, for the information at issue during the period at issue or, if Subscriber or any other Person no longer receives either the Information or any other data and/or information offered by Nasdaq, a refund of any monies due directly to Nasdaq from Subscriber, or, if applicable, from any other Person, for the information at issue during the period at issue; or (ii) $500.00.

 (d) This section shall not relieve Nasdaq, Subscriber or any other Person from liability for damages that result from their own gross negligence or willful tortious misconduct, or from personal injury or wrongful death claims.

(e) Subscriber and Nasdaq understand and agree that the terms of this section reflect a reasonable allocation of risk and limitation of liability.

11.  THIRD PARTY INFORMATION PROVIDERS’ DISCLAIMERS OF WARRANTIES/LIMITATIONS OF LIABILITIES.  NASDAQ’S THIRD PARTY INFORMATION PROVIDERS MAKE NO WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY (INCLUDING, WITHOUT LIMITATION, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, ACCURACY, FREEDOM FROM INTERRUPTION), ANY IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING, OR COURSE OF PERFORMANCE, OR THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE AND THEY SHALL HAVE NO LIABILITY FOR THE ACCURACY OF, OR FOR DELAYS OR OMISSIONS IN, ANY OF THE INFORMATION PROVIDED BY THEM.  Nasdaq’s third party information providers shall also have no liability for any damages, whether direct or indirect, whether lost profits, indirect, special or consequential damages of the Subscriber or any other Person seeking relief through Subscriber, even if the third party information providers have been advised of the possibility of such damages.  In no event will the liability of the third party information providers or their affiliates to Subscriber or any other Person seeking relief through Subscriber pursuant to any cause of action, whether in contract, tort, or otherwise, exceed the fee paid by Subscriber or any other Person seeking relief through Subscriber, as applicable.

12.  Notwithstanding any other term or condition of this Agreement, Nasdaq, its third party information providers or Subscriber shall not be obligated to perform or observe their respective obligations undertaken in this Agreement (except for obligations to make payments hereunder and regulatory obligations) if prevented or hindered from doing so by any circumstances found to be beyond their control.

13.  Subscriber will indemnify and hold harmless Nasdaq and its employees, officers, directors, and other agents from any and all Claims or Losses imposed on, incurred by or asserted as a result of or relating to: (a) any noncompliance by Subscriber with the terms and conditions hereof; (b) any third-party actions related to Subscriber’s receipt and use of the Information, whether authorized or unauthorized under the Agreement.

14.  Each party warrants and represents and will indemnify and hold harmless (and in every case, Nasdaq shall be permitted to solely defend and settle) another party (including Nasdaq) and their officers, directors, employees, and other agents, against any Claims or Losses arising from, involving, or relating to a claim of infringement or other violation of an intellectual property right by the indemnifying party, its actions or omissions, equipment, or other property.  This right is conditioned on the indemnified party giving prompt written notice to the indemnifying party (as does not prejudice the defense) of the Claims or Losses and providing cooperation in the defense of the Claims or Losses (without waiver of attorney-client, work-product or other legal privilege, or disclosure of information legally required to be kept confidential).

15.  Subscriber agrees that Nasdaq may enforce the terms of this Agreement against any Person, whether or not Vendor or Subscriber is a party to any such action or against Subscriber itself.  In any action there shall be available injunctive relief or damages, with the prevailing party being awarded costs and attorneys’ fees (including in-house counsel).

16.  In the event of any conflict between the terms of this Agreement and of the Vendor’s agreement, the terms of this Agreement shall prevail as between Nasdaq and Subscriber.

17.  In addition to terminations permitted under the Vendor’s agreement, this Agreement may be terminated by Subscriber on 30 days written notice to Vendor and by Nasdaq on 30 days written notice either to Vendor or Subscriber.  Nasdaq may also alter any term of this Agreement on 60 days written notice either to Vendor or Subscriber, and any use after such date is deemed acceptance of the new terms.  In the event of Subscriber breach, discovery of the untruth of any representation of Subscriber, or where directed by NASD in its regulatory authority, Nasdaq may terminate this Agreement on not less than three (3) days written notice to Subscriber provided either by Nasdaq or Vendor.

18.  Nasdaq does not endorse or approve any equipment, Vendor, or Vendor’s Service.

19. Natural persons executing this Agreement warrant and represent that they are at least eighteen (18) years of age. Subscriber and the Person executing this Agreement on behalf of Subscriber which is a proprietorship, corporation, partnership or other entity, represent that such Person is duly authorized by all necessary and appropriate corporate or other action to execute the Agreement on behalf of Subscriber.

20.  All notices, invoices, and other communications required to be given in writing under this Agreement shall be directed to: The Nasdaq Stock Market, Inc., 1735 K Street, NW, Washington, DC  20006, Attn.:  Manager: Market Data Distribution, or to Subscriber at the last address known to the Vendor, and shall be deemed to have been duly given upon actual receipt by the parties, or upon constructive receipt if sent by certified mail, postage pre-paid, return receipt requested, at such address or to such other address as any party hereto shall hereafter specify by written notice to the other party or parties hereto.

21.  Except as otherwise provided herein, no provision of this Agreement may be amended, modified, or waived, unless by an instrument in writing executed by a duly authorized signatory of the party against whom enforcement of such amendment, modification, or waiver is sought.  No failure on the part of Nasdaq or Subscriber to exercise, no delay in exercising, and no course of dealing with respect to any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege under this Agreement.  If any of the provisions of this Agreement, or application thereof to any Person or circumstance, shall to any extent be held invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to Persons or circumstances other than those as to which they are held invalid or unenforceable, shall not be affected thereby and each such term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

22.  The terms of this Agreement apply to those obligations that survive any cancellation, termination, or rescission, namely, obligations relating to intellectual property, indemnification, limitation of liability, warranties, disclaimer of warranties, and Exchange Act related provisions.

23.  This Agreement shall be deemed to have been made in the United States in the State of Maryland and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of Maryland, without reference to principles of conflicts of laws thereof.  Subscriber hereby consents to submit to the jurisdiction of the courts of or for the State of Maryland in connection with any action or proceeding instituted relating to this Agreement.

End of The Nasdaq Subscriber Agreement.

Townsend Analytics, Ltd.

license and distribution Agreement

EXHIBIT B

OPTIONS PRICE REPORTING AUTHORITY
Subscriber Agreement

(Last Sale and Quotation Information)

TO THE PARTICIPANT EXCHANGES IN THE OPTIONS PRICE REPORTING AUTHORITY:

The undersigned (“Subscriber”) hereby applies for the privilege of receiving current options last sale information and current options quotation information (the “Information”) from a committee of Participant Exchanges designated as the Options Price Reporting Authority (“OPRA”) pursuant to a plan for the consolidated reporting of last sale and quotation information in eligible option contracts (the “Plan”), which Plan has been authorized by the Securities and Exchange Commission. The Plan and the options price reporting system described therein are administered by the Participant Exchanges through OPRA. At the date of this Agreement, the Participant Exchanges are:

American Stock Exchange, Inc.
Chicago Board Options Exchange, Incorporated
New York Stock Exchange, Inc.
Pacific Exchange, Incorporated
Philadelphia Stock Exchange, Inc.

For the purpose of this application, and as a condition of being approved to receive the Information, Subscriber hereby represents and agrees with each Participant Exchange as follows:

1.               For the privilege of receiving the Information, Subscriber agrees to pay OPRA a fee in such amount and at such times as shall be established by OPRA from time to time and set forth in a written notice to Subscriber plus any applicable federal, state or local taxes. No increase in such fees shall be effective less than thirty (30) days after written notice of such increase is sent to Subscriber.

2.               Subscriber acknowledges that the Information is and shall remain the property of the respective Participant Exchange on which the reported transaction took place or the reported quotation was entered and Subscriber shall make no use of the Information except in compliance with the terms of this Agreement.

3.               Subscriber shall receive the Information only at its principal place of business and/or its branch offices and only for its individual use in its business. Subscriber shall not, without the prior approval of OPRA, furnish the Information, nor permit the Information to be furnished, to any other person or place.

4.               Subscriber is not engaged in, and will not engage in, the operation of any illegal business and will not use, or permit anyone else to use, the Information for any illegal purpose.

5.               Subscriber shall at all reasonable times permit OPRA, through its agents or the agents of any of the Participant Exchanges, to have access to the locations where the Information is received for the purpose of observing the use made of the Information and to inspect all equipment and apparatus used in connection therewith.

6.               NEITHER OPRA, OPRA’S PROCESSOR NOR ANY PARTICIPANT EXCHANGE GUARANTEES THE TIMELINESS, SEQUENCE, ACCURACY OR COMPLETENESS OF ANY OPTIONS INFORMATION, AND NEITHER OPRA, OPRA’S PROCESSOR NOR ANY PARTICIPANT EXCHANGE SHALL BE LIABLE IN ANY WAY TO SUBSCRIBER OR TO ANY OTHER PERSON FOR ANY LOSS, DAMAGES, COST OR EXPENSE WHICH MAY ARISE FROM ANY FAILURE OF PERFORMANCE BY OPRA, OPRA’S PROCESSOR OR ANY PARTICIPANT EXCHANGE, OR FROM ANY DELAYS, INACCURACIES, ERRORS IN, OR OMISSIONS FROM ANY OPTIONS INFORMATION OR THE TRANSMISSION OR DELIVERY THEREOF, WHETHER OR NOT DUE TO ANY NEGLIGENT ACT OR OMISSION ON THE PART OF OPRA, OPRA’S PROCESSOR OR ANY PARTICIPANT EXCHANGE.  IN NO EVENT SHALL OPRA, OPRA’S PROCESSOR OR ANY PARTICIPANT EXCHANGE BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, TRADING LOSSES, OR DAMAGES RESULTING FROM INCONVENIENCE OR LOSS OF USE OF THE SERVICE.

7.               The Subscriber’s privilege of receiving the Information hereunder shall continue in force until the expiration of thirty (30) days after written notice shall have been delivered by Subscriber to OPRA or by OPRA to Subscriber of an intention to terminate this Agreement, unless sooner terminated by OPRA in accordance with paragraph 10 hereof.

8.               Notwithstanding the provisions of paragraph 9 above, Subscriber’s privilege of receiving the Information hereunder may be denied or terminated forthwith at any time by OPRA upon a determination that Subscriber has violated any provision of this Agreement or that such action is necessary or appropriate in the public interest or for the protection of investors. In the event OPRA does not approve Subscriber’s application to receive the Information or subsequently terminates Subscriber’s privilege of receiving the Information for reasons other than the non-payment of fees specified from time to time by OPRA as provided in paragraph 3 hereof, such action shall be taken only after Subscriber has been given notice and opportunity for a hearing; provided, however, that OPRA may terminate Subscriber’s privilege of receiving the Information prior to such notice and hearing where it is determined that immediate termination is appropriate and in the public interest or for the protection of investors, in which event Subscriber shall be entitled to notice and hearing as soon as practicable following such termination. When Subscriber is adversely affected by final action of OPRA pursuant to this paragraph, Subscriber shall be entitled to have such action reviewed in accordance with the applicable rules and regulations of the Securities and Exchange Commission.

9.               Nothing herein shall be deemed to prevent or restrict any Participant Exchange from discontinuing to furnish options last sale information or quotation information for dissemination pursuant to the Plan (referred to above), nor to restrict OPRA from making such changes in the speed of transmission, the characteristics of the electrical signals representing the Information or the manner of disseminating the same, as OPRA shall from time to time determine to be appropriate; but in the event of any such discontinuance or change, OPRA shall give such notice thereof as is reasonable under the circumstances.

10.         Subscriber agrees that neither OPRA nor any Participant Exchange shall be liable to it or to any other person, firm or corporation for any amount which Subscriber may be obligated to pay the supplier or lessor of any equipment through which Subscriber receives the Information upon the termination of any agreement pursuant to which such equipment is furnished to Subscriber.

11.         Subscriber certifies the accuracy of the information provided herein and agrees to inform OPRA promptly at its address set forth below of any changes in such Information and to furnish OPRA any additional information requested by it in connection with Subscriber’s receipt of the Information.

12.         The terms and conditions hereof shall be subject to any applicable provisions of the Securities Exchange Act of 1934 (as amended) and any rules and regulations promulgated thereunder.

FOR OPRA USE ONLY

Subscriber No.

Location No.		OPTIONS PRICE REPORTING
AUTHORITY
Start Date		400 SOUTH LASALLE STREET
CHICAGO, ILLINOIS 60605
Number of Devices		USA
(312) 786-7195

Subscriber remains responsible for all fees due to OPRA hereunder, even if a third party has agreed to pay such fees on behalf of Subscriber.

1298

Townsend Analytics, Ltd.

LICENSE AND DISTRIBUTION AGREEMENT

EXHIBIT C

UNIFORM SUBSCRIBER ADDENDUM

THIS ADDENDUM is entered into this        day of           ,     , by and between the below-listed subscriber (“Subscriber”), the below-listed vendor (“Vendor”) and each of the Exchanges designated below (“Exchanges”).

1.                                      DEFINITIONS.

VENDOR:

(Party Delivering Market Data to Subscriber)

SUBSCRIBER:

(Party Receiving Market Data from Vendor)

Street	City	State/Province	Country

EXCHANGES

	☐ CBOT		☐ NYMEX

☐	CME	☐	NYBOT (CSCE, NYCE, NYFE, FINEX)

☐	ONE CHICAGO	☐	ALTINDEXTK

☐	COMEX

(a)  “Device” means any unit of equipment, fixed or portable, that receives, accesses or displays Market Data in visible, audible or other comprehensible form.

(b)  “Force Majeure Event” means any flood, extraordinary weather conditions, earthquake or other act of God, fire, war, terrorism, insurrection, riot, labor dispute, accident, action of government, communications or power failures, or equipment or software malfunctions.

(c)  “Person” means any natural person, proprietorship, corporation, partnership, limited liability company or other organization.

(d)  “Market Data” means information and data pertaining to futures contracts and options contracts or similar derivative instruments traded on the Exchanges as well as associated index data, that includes, without limitation, opening and closing range prices, high-low prices, settlement prices, current bid and ask prices, last sale prices, price limits, requests for quotations, estimated and actual contract volume data, text messages pertaining to market activity, contract specifications, fast or late messages and, as determined by each of the Exchanges, may include information respecting exchange-for-physical (EFP) or against actuals (AA) transactions.  With respect to Subscriber’s obligations under this Addendum, Market Data includes information, data and materials that are derived from the foregoing and that convey information to Subscriber that is substantially equivalent to Market Data.

2.                   PROPRIETARY RIGHTS IN THE MARKET DATA.

(a) Subscriber acknowledges and agrees that each of the Exchanges has exclusive and valuable property rights in and to its own Market Data, that such Market Data constitute valuable confidential information, trade secrets and/or proprietary rights of each of the Exchanges,  not within the public domain, that such Market Data shall remain valuable confidential information, trade secrets and/or proprietary rights of each of the Exchanges at least until the Exchanges place their respective Market Data in the public domain or authorize placement of their respective Market Data in the public domain, and that, but for this Addendum, Subscriber would have no rights or access to such Market Data. Whether or not a particular Exchange has placed its Market Data in the public domain or has authorized the placement of its Market Data in the public domain shall be determined according to the terms of such Exchange’s agreement with Vendor, which agreement is described in Section 3(a).

(b) Subscriber acknowledges and agrees that disclosure of any Market Data, or any breach or threatened breach of any other covenants or agreements contained herein, would cause irreparable injury to each of the Exchanges for which money damages would be an inadequate remedy.  Accordingly, Subscriber further acknowledges and agrees that each of the Exchanges shall be entitled to specific performance and injunctive and other equitable relief from the breach or threatened breach of any provision, requirement or covenant of this Addendum (including, without limitation, any disclosure or threatened disclosure of Market Data) in addition to and not in limitation of any other legal or equitable remedies which may be available.

3.              RECEIPT OF MARKET DATA BY SUBSCRIBER.

(a)  Vendor and Subscriber have entered into an agreement by which Vendor will, among other things, provide Subscriber with Market Data.  Vendor has entered into agreements with each of the Exchanges whereby Vendor has been granted the right to receive Market Data and to retransmit the same to Subscriber.  This Addendum to the agreement between Vendor and Subscriber sets forth the terms and conditions upon which Subscriber may receive and use Market Data.  Subscriber acknowledges that, notwithstanding such agreement, each of the Exchanges may, in its discretion, discontinue disseminating its own Market Data or change or eliminate its own transmission method, speed or signal characteristics.  In addition, Subscriber acknowledges and agrees that the Exchanges reserve the right to disapprove any Subscriber and retain the right to direct Vendor to terminate any Subscriber’s receipt of Market Data for any reason or no reason, in which event the Exchanges shall so notify Vendor and Vendor shall cease providing Market Data to Subscriber as soon as practicable.

(b)(1) Except as provided in (2) below, Subscriber will use Market Data only for its own internal business activities and only at the offices and locations and on the Devices designated by Subscriber in writing to Vendor from time-to-time.  (The term “for its own internal business activities”, as used in the immediately preceding sentence herein, means for Subscriber’s (a) trading, for its own account or for the account of its customers, of commodity futures contracts, options on commodity futures contracts or similar derivative instruments, or (b) evaluating, for its own internal business decisions or advice to its customers, the movements or trends in markets for commodity futures contracts, options on commodity future contracts, or like derivative instruments, subject to all of the limitations set forth below in this sub-paragraph as to the telephonic disclosure to customers of a necessary and de minimis number of segments of Market Data.)  Subscriber agrees that it will not communicate or otherwise furnish, or permit to be communicated or otherwise furnished, the Market Data, in any format, to any other party or any office or location other than that designated above, nor allow any other party to take, directly or indirectly, any of the Market Data from such offices or locations, and will adopt and enforce any policy that is reasonable to prevent the Market Data from being taken therefrom.  Subscriber specifically agrees, without limiting or varying its obligations under paragraph 7 herein or otherwise set forth in this Addendum, that Subscriber shall not use or permit another person to use any Market Data for the purposes of determining or arriving at any price, including any settlement prices, for commodity futures contracts, options on commodity futures contracts, or like derivatives instruments traded on any exchange other than the Exchanges.  Subscriber will abide by any other limitations on such use that any of the Exchanges may specify.  Subscriber will use its best efforts to ensure that its partners, officers, directors, employees and agents maintain sole control and physical possession of, and sole access to, Market Data received through Devices in Subscriber’s possession.  (2) Notwithstanding (1) above, Subscriber may, in the regular course of its business, occasionally furnish, to each of its customers, branch offices, and guaranteed introducing brokers, in a quantity restricted to that necessary to enable Subscriber to conduct its business, a de minimis number of segments of Market Data.  Such redissemination must be strictly limited to telephonic communications not entailing the use of computerized voice synthesization or any other technology and must be strictly related to the trading activity of Subscriber or any such recipients.  Any such recipients must be advised by Subscriber that such segments are proprietary and confidential information not to be disclosed or disseminated to other persons or entities.  Subscriber agrees to make all reasonable efforts to ensure that such recipients abide by the provisions of this Addendum.  Notwithstanding the foregoing, in the event that a Subscriber is a newspaper which reports on, among other things, exchanges on which commodity futures contracts or options on commodity futures are traded, such Subscriber shall be permitted to publish, in its newspaper published for the day following the receipt by such Subscriber of the Market Data, the Market Data received by Subscriber from Exchanges on the day prior to such publication.

(c)  In the event that Vendor has agreed to permit Subscriber to receive, access or display Market Data through means other than a Vendor-provided Device, such as by means of: (i) the Internet, any Intranet or any other type of network; (ii) portable Devices (e.g., pocket pagers, personal digital assistants, laptop computers, etc.); and (iii) synthesized voice responses over telephones, Subscriber will use its best efforts to ensure that no other device, attachment or apparatus is used which may allow third parties not subject to Subscriber’s reporting obligations under Section 3(b) above to access the Market Data.

4.              REPORTING.  Subscriber agrees to furnish promptly to Vendor any information or reports that may be required by any of the Exchanges as applicable and that is reasonably related to Subscriber’s receipt of Market Data.  Subscriber further agrees to furnish promptly to Vendor any additional information or reports that may be required by the agreement between Vendor and Subscriber referred to in Section 3(a) as it relates to Subscriber’s receipt of Market Data.

5.              RIGHT OF INSPECTION AND AUDIT.  During regular business hours, any Persons designated by any Exchange may have access to Subscriber’s offices or locations in order to observe the use made of the Market Data and to examine and inspect any Devices, attachments or apparatuses, as well as any books and records required to be maintained by Subscriber under Sections 3(b) and 4 in connection with its receipt and use of Market Data. Subscriber will make prompt adjustment (including interest thereon at the rate of 1½% per month), through Vendor, to compensate any Exchange that discovers an under-reported use of the Market Data by Subscriber.  In addition, at the election of any such Exchange, Subscriber will be liable for the reasonable costs of any audit that reveals a discrepancy in such Exchange’s favor of five percent (5%) or more of the amount of fees actually due such Exchange.  Subscriber shall maintain the records and books upon which it bases its reporting for CME, CBOT, or ONE

CHICAGO Market Data for three (3) years following the period to which the records relate.  Subscriber shall maintain the records and books upon which it bases the reporting for NYMEX, COMEX, or NYBOT Market Data for six (6) years following the period to which the records and books relate.  In the event that Subscriber fails to retain such records and books as required above, Subscriber agrees to pay each Exchange’s reasonable estimate of any discrepancy discovered pursuant to any such audit.

6.              EXCHANGE FEES.  Subscriber will pay Vendor (unless Vendor has assumed Subscriber’s payment obligations hereunder), for and on behalf of each of the Exchanges (as applicable), for the right to receive Market Data in accordance with the then-current fee schedule published by each of the Exchanges from time-to- time (including any and all applicable federal, state or local taxes).  Each Exchange’s fees are subject to modification by each of them at any time, without prior notice to Subscriber.  In addition, Subscriber agrees to pay Vendor any penalties assessed against Subscriber by Vendor on behalf of any Exchange.  Nothing herein shall limit a Vendor’s obligation pursuant to separate agreement between Vendor and any of the Exchanges (as applicable) to pay Exchange fees.

7.              COVENANTS, REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER.  Subscriber covenants, represents and warrants that it is not engaged in the business of distributing Market Data and that, to its knowledge after reasonable inquiry, it is receiving the Market Data from a Vendor that is authorized by the Exchanges to distribute the Market Data.  Subscriber agrees that it will not use or permit any other Person to use Market Data for any illegal purpose.  Subscriber agrees that it will not use Market Data in any way to compete with the Exchanges or Vendor, nor use the Market Data in any way so as to assist or allow a third party to compete with the Exchanges or Vendor.  Subscriber agrees that the provision of Market Data by the Exchanges hereunder is conditioned upon Subscriber’s strict compliance with the terms of this Addendum and that Vendor may, with or without notice and with or without cause, forthwith discontinue said service whenever in its judgment there has been any default or breach by Subscriber of the provisions hereof, or whenever directed to do so by any of the Exchanges.

8.              DISCLAIMER OF WARRANTIES.  SUBSCRIBER AGREES THAT NEITHER VENDOR NOR THE EXCHANGES MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE MARKET DATA, OR THE TRANSMISSION, TIMELINESS, ACCURACY OR COMPLETENESS THEREOF, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR ANY WARRANTIES OF MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE, AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM ANY COURSE OF DEALING OR USAGE OF TRADE.

9.              LIMITATIONS OF LIABILITY AND DAMAGES.  Subscriber agrees that: (i) the provision of Market Data is made with equipment, communications devices, and/or leased lines not owned or operated solely by Vendor or the Exchanges; (ii) neither Vendor nor the Exchanges, nor their respective members, directors, officers, employees or agents, guarantees the sequence, accuracy or completeness of the Market Data, nor shall any of them be liable to Subscriber or any other Person for any delays, inaccuracies, errors or omissions in Market Data, or in the transmission thereof, or for any other damages arising in connection with Subscriber’s receipt or use of Market Data, whether or not resulting from negligence on their part, a Force Majeure Event or any other cause beyond their reasonable control; and (iii) if the foregoing disclaimer and limitation of liability should be deemed invalid or ineffective by a court of competent jurisdiction, neither Vendor nor the Exchanges, nor their respective members, directors, officers, employees or agents shall be liable for any of the foregoing beyond the actual amount of loss or damage, or the sum of fifty dollars ($50.00), whichever is less.

10.       TERM AND TERMINATION.  Subject to Subscriber’s strict compliance with the provisions of this Addendum, the provision of Market Data by any of the Exchanges hereunder will continue in force during the term of the agreement between Subscriber and Vendor and any renewal term thereof.  In addition, it is understood that the provisions set forth in paragraphs 2(a) and 2(b) of this Addendum shall survive the termination of this Addendum.

11.       INDEMNIFICATION.  Subscriber will indemnify and hold Vendor and the Exchanges, and their respective members, directors, officers, employees and agents harmless from and against any and all claims arising out of or in connection with this Addendum, including, without limitation, any liability, loss or damages caused by any inaccuracy in or omission from, Subscriber’s failure to furnish or to keep, or Subscriber’s delay in furnishing or keeping, any report or record required to be kept by Subscriber hereunder.

12.       MISCELLANEOUS.  In case of any breach by Subscriber of its obligations hereunder, each of the Exchanges will be considered to be a third-party beneficiary of this Addendum and may bring an action to enforce its terms directly against Subscriber.   Any action arising out of this Addendum between the CME, CBOT,  or ONE CHICAGO and Subscriber shall be governed and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.  Any action arising out of this Addendum between NYMEX, COMEX, or NYBOT and Subscriber shall be governed and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.  Subscriber may not assign all or any part of this Addendum without the prior written consent of the Exchanges (as applicable).  Neither Vendor nor Subscriber may modify or amend the terms of this Addendum.  In the event of any conflict between the terms and conditions of this Addendum and any other agreement relating to Subscriber’s receipt and use of Market Data, including, without limitation, the agreement between Vendor and Subscriber referred to in Section 3(a), the terms and conditions of this Addendum will prevail.  If, for any reason, one or more provisions of this Addendum is held invalid, the other provisions of the Agreement shall remain in full force and effect.

rev. 9/03

Townsend Analytics, Ltd.

LICENSE AND DISTRIBUTION AGREEMENT

EXHIBIT D

TAL Subscriber Agreement

between

Townsend Analytics, Ltd.

and

Professional Subscriber [DISPLAY ONLY]

Townsend Analytics, Ltd. (“TAL”) hereby grants to                              (print name), a Professional Subscriber pursuant to applicable exchange requirements in effect from time to time (“Subscriber”), and Subscriber hereby agrees to and accepts from TAL, a personal, non-exclusive, non-transferable license to use the machine readable version of the software selected by Subscriber as identified in Schedule A and any corresponding user manual(s) or other user documentation (collectively “Licensed Product”) and to use the Licensed Product to receive, access and/or display over Subscriber’s computer and/or equipment, fixed or portable, the market information consisting of securities and commodity prices, other information and other data (collectively “TAL Data™“) that is provided by the stock exchanges, commodity exchanges, news and other information sources (collectively “Sources”), which includes, but is not limited to, those Sources selected by Subscriber as identified in Schedule B, on the terms and conditions set forth in this TAL Subscriber Agreement (“Agreement”).

1.                                      TERM.  The initial term of this Agreement shall commence on the date on which Subscriber’s account is activated (“Effective Date”), and shall continue until the end of the next calendar month that follows the month in which the Effective Date occurs.  Thereafter, the term (“minimum term”) of this Agreement shall automatically renew for successive terms as specified in schedule a unless:  (a) terminated earlier pursuant to the terms set forth in this Agreement; or (b) either party receives notice from the other party of non-renewal before the twentieth (20th) day of the then-current calendar month.

2.              LIMITED LICENSE.

(a)          Use.  Subscriber shall have, during the term of this Agreement, a license for:  (i) herself, himself or itself; and/or (ii) the number of authorized employees and/or contractors of Subscriber under Subscriber’s authorization and control (“Authorized Users”) as identified (including as to location) in Schedule A, to use the Licensed Product as expressly set forth in this Agreement solely for Subscriber’s own internal business use.  Each Authorized User shall be required to follow the terms and conditions of this Agreement and Subscriber shall be liable for each Authorized User’s failure to follow the terms and conditions of this Agreement.  Each Subscriber or Authorized User shall access the Licensed Product and TAL Data using a logon identifier and a password.  Subscriber and each Authorized User shall be responsible for maintaining and protecting the user logon identifier and password.  Subscriber shall be solely responsible for ensuring that a terminated Authorized User’s access to the Licensed Product and/or TAL Data is terminated.

(d)          Access to Order Entry.  Subscriber acknowledges that the Licensed Product may contain RealTrade® application features, Order Entry Scripting, and other order entry features (“Order Entry Features”).  Subscriber acknowledges and agrees that Order Entry Features may be accessed and used by Subscriber only through a registered broker dealer (“Broker Dealer”).

(e)          Subscriber acknowledges and agrees that the Broker Dealer shall be solely responsible for the management and oversight of any and all orders placed, taken and/or submitted by Subscriber, including, without limitation, the cancellation of any such orders and/or the opening and closing of any trading accounts.  Subscriber further acknowledges and agrees that TAL has no responsibility for managing, monitoring, overseeing and/or canceling any such orders and that TAL is not a Broker Dealer and is not providing any investment advice, is not executing, accepting or directing any trades for or on behalf of any person or entity, is not providing any clearing services, is not providing any trade or order confirmation, and is not providing any services which require licensing or registration with the NASD, SEC or any other regulatory body or exchange.  Subscriber shall at all times be responsible and liable for any trades, trading activity, trade confirmation, order execution or securities related transactions.

(d)          License Restrictions.  Subscriber may make one (1) copy of the Licensed Product for archival or emergency backup purposes, provided that such copy shall be subject to the terms of this Agreement and shall bear the appropriate trademarks, copyright notices and other proprietary and confidentiality notices contained in versions of the Licensed Product licensed by TAL under this Agreement.  Except as expressly provided in this Agreement, Subscriber, Authorized Users and any third party on behalf of Subscriber shall:  (i) not use, copy, translate, modify, adapt, reverse compile, disassemble, reverse engineer, or transfer the Licensed Product, in whole or in part; (ii) prohibit unauthorized disclosure or copying of the Licensed Product and the TAL Data; and (iii) shall not use the Licensed Product and/or TAL Data to provide timeshare services, service bureau services, outsourcing or consulting services, or for any unlawful purpose.  Except as expressly provided in this Agreement, Subscriber shall not market, distribute, sell, lease, license, disseminate, or otherwise provide the Licensed Product and/or TAL Data, in whole or in part, to any third parties without the express prior written consent of TAL. Subscriber shall not market, distribute, redistribute, or otherwise disseminate any software applications developed by Subscriber based on the Licensed Product and/or TAL Data, or derive any other values from the Licensed Product and/or TAL Data without TAL’s express prior written consent.  Subscriber shall be responsible and liable to TAL and any third party for any use, display or access of the Licensed Product or the TAL Data through use of Subscriber’s logon identifier and password(s) by any person or entity who is not a party to or covered by this Agreement, including, without limitation, any direct or indirect use or access, whether authorized or unauthorized by Subscriber or its Authorized Users.

3.                                      TAL DATA SOURCES.  To receive TAL Data, Subscriber must read and be bound by an agreement with a Source.  Subscriber may receive TAL Data from the Sources listed in subsections (a) through (c) below by reading the Exhibits attached and signing this Agreement.  Subscriber shall comply with any conditions, restrictions or limitations imposed by any of the Sources and shall pay, either directly to such Sources or through TAL, as applicable, any and all fees, taxes and/or charges, including any exchange fees, imposed by such Sources (collectively “Source Fees”).  Subscriber acknowledges that a Source may have the right to terminate, at any time with or without notice, Subscriber’s access to the data and/or information provided by such Source(s) without any liability (directly or indirectly) of or on behalf of the Source and/or TAL with respect to such termination.

(a)          NASDAQ Subscriber Agreement.  BY EXECUTING THIS AGREEMENT, SUBSCRIBER AGREES (i) THAT IT HAS READ, AND AGREES TO BE BOUND BY, THE NASDAQ SUBSCRIBER AGREEMENT,  A COPY OF WHICH IS ATTACHED HERETO;  (ii) THAT TAL IS NOT AN AGENT OF NASDAQ AND IS NOT AUTHORIZED TO ADD TO OR DELETE FROM THE NASDAQ SUBSCRIBER AGREEMENT AND IS NOT AUTHORIZED TO MODIFY ANY PROVISION OF THE NASDAQ SUBSCRIBER AGREEMENT; AND (iii) THAT NO PROVISION HAS BEEN ADDED TO OR DELETED FROM THE NASDAQ AGREEMENT AND THAT NO MODIFICATIONS HAVE BEEN MADE TO IT.  BOTH SUBSCRIBER AND THE PERSON EXECUTING ON BEHALF OF SUBSCRIBER WARRANT THAT SUBSCRIBER IS LEGALLY ABLE TO UNDERTAKE THE OBLIGATIONS SET FORTH IN, AND THE SIGNATORY IS DULY AUTHORIZED TO BIND SUBSCRIBER TO, THE NASDAQ SUBSCRIBER AGREEMENT.

(b) OPRA Subscriber Agreement.  BY EXECUTING THIS AGREEMENT, SUBSCRIBER ACKNOWLEDGES AND AGREES THAT:  (i) SUBSCRIBER HAS READ, UNDERSTOOD AND SHALL BE BOUND BY THE OPRA SUBSCRIBER AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE; (ii) TAL IS NOT AN AGENT OF OPRA AND IS NOT AUTHORIZED TO ADD TO, DELETE FROM OR MODIFY THE OPRA SUBSCRIBER AGREEMENT; AND (iii) THAT NO PROVISION HAS BEEN ADDED TO, DELETED FROM OR MODIFIED IN THE OPRA SUBSCRIBER AGREEMENT.  BOTH SUBSCRIBER AND THE PERSON EXECUTING ON BEHALF OF SUBSCRIBER REPRESENT AND WARRANT THAT SUBSCRIBER HAS THE AUTHORITY AND CAPACITY TO UNDERTAKE THE OBLIGATIONS SET FORTH IN, AND THE SIGNATORY IS DULY AUTHORIZED TO BIND SUBSCRIBER TO, THE OPRA SUBSCRIBER AGREEMENT.

(c) Uniform Subscriber Addendum.  BY EXECUTING THIS AGREEMENT, SUBSCRIBER ACKNOWLEDGES AND AGREES THAT:  (i) SUBSCRIBER HAS READ, UNDERSTOOD AND SHALL BE BOUND BY THE UNIFORM SUBSCRIBER ADDENDUM, A COPY OF WHICH IS ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE; (ii) TAL IS NOT AN AGENT OF CME, CBOT, COMEX, NYMEX OR CEC AND IS NOT AUTHORIZED TO ADD TO, DELETE FROM OR MODIFY THE UNIFORM SUBSCRIBER ADDENDUM; AND (iii) THAT NO PROVISION HAS BEEN ADDED TO, DELETED FROM OR MODIFIED IN THE UNIFORM SUBSCRIBER ADDENDUM.  BOTH SUBSCRIBER AND THE PERSON EXECUTING ON BEHALF OF SUBSCRIBER REPRESENT AND WARRANT THAT SUBSCRIBER HAS THE AUTHORITY AND CAPACITY TO UNDERTAKE THE OBLIGATIONS SET FORTH IN, AND THE SIGNATORY IS DULY AUTHORIZED TO BIND SUBSCRIBER TO, THE UNIFORM SUBSCRIBER ADDENDUM.

(d) CUSIP Subscriber Agreement.  BY EXECUTING THIS AGREEMENT, SUBSCRIBER ACKNOWLEDGES AND AGREES THAT:  (i) SUBSCRIBER HAS READ, UNDERSTOOD AND SHALL BE BOUND BY THE STANDARD & POOR’S CUSIP SERVICE BUREAU ELECTRONIC DISTRIBUTION SUBSCRIBER AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE; (ii) TAL IS NOT AN AGENT OF STANDARD & POOR’S CUSIP SERVICE BUREAU (“CSB”) OR THE AMERICAN BANKERS ASSOCIATION (“ABA”), AND IS NOT AUTHORIZED TO ADD TO, DELETE FROM OR MODIFY THE STANDARD & POOR’S CUSIP SERVICE BUREAU ELECTRONIC DISTRIBUTION SUBSCRIBER AGREEMENT; AND (iii) THAT NO PROVISION HAS BEEN ADDED TO, DELETED FROM OR MODIFIED IN THE STANDARD & POOR’S CUSIP SERVICE BUREAU ELECTRONIC DISTRIBUTION SUBSCRIBER AGREEMENT.  BOTH SUBSCRIBER AND THE PERSON EXECUTING ON BEHALF OF SUBSCRIBER REPRESENT AND WARRANT THAT SUBSCRIBER HAS THE AUTHORITY AND CAPACITY TO UNDERTAKE THE OBLIGATIONS SET FORTH IN, AND THE SIGNATORY IS DULY AUTHORIZED TO BIND SUBSCRIBER TO, THE STANDARD & POOR’S CUSIP SERVICE BUREAU ELECTRONIC DISTRIBUTION SUBSCRIBER AGREEMENT.

4.              SUPPORT AND MAINTENANCE.

(a)          Technical Support.  TAL shall provide by telephone or on-line, either directly or through a third party, reasonable technical support during hours announced by TAL from time to time, Monday through Friday, excluding exchange trading holidays.  Subscriber shall designate an employee who is familiar with Subscriber’s local area network and hardware to serve as the primary point of contact for obtaining technical support from TAL.  TAL shall not be obligated to provide support to any other person.  Subscriber may change its single support contact upon notice to TAL.  On-site support or other Subscriber-specific support requirements may be provided to Subscriber on a time-and-materials basis pursuant to a separate written agreement with TAL.  Technical support for the Order Entry Scripting feature is provided pursuant to a separate written agreement with TAL.

(b)          Upgrades.  Subscriber shall receive normal maintenance upgrades of the Licensed Product during the term of this Agreement at no additional charge.  Upgrades shall not include Licensed Product features and/or functionality that TAL decides, in its sole discretion, to make generally available for a separate fee or charge.

(c)          Limitations; Other.  TAL shall not be obligated to provide network advice or to provide technical support or maintenance upgrades for any version of the Licensed Product other than the then-current released version of the Licensed Product.  Subscriber shall not receive support or upgrades for use of the Licensed Product with hardware or software configurations or other devices or equipment not included in TAL’s then current configuration list.  TAL shall have the right to change its support and maintenance at any time upon notice to Subscriber.

5.  INSPECTION AND AUDIT RIGHTS.  At all reasonable times during the term of this Agreement and for a period of six (6) months thereafter, TAL and/or its representatives shall have the right, upon no less than twenty-four (24) hours notice to Subscriber, to full and free access to the relevant files, computers and/or equipment of Subscriber and the Authorized Users to audit and verify the number of Authorized Users and to inspect the use of the Licensed Product and/or TAL Data by Subscriber and the Authorized Users.  Subscriber shall cooperate fully with such verification and inspection.  TAL shall have the right to copy any item that Subscriber may possess with respect to a possible violation or breach of this Agreement and to remove any Licensed Product and/or access to TAL Data as a result of any such violation or breach.  Subscriber will be liable for the reasonable costs of any audit (including, without limitation, reasonable accountants’ and attorneys’ fees and costs) that reveals a discrepancy in TAL’s favor of five percent (5%) or more of the amount of fees actually paid to TAL for the then-current calendar month.

6.              PAYMENTS.

(h)         License Fees. Subscriber shall pay TAL for amounts owed to TAL pursuant to the respective TAL Subscriber Agreements.  Subscriber may be designated a third party payor (“Billing Party”) under a TAL Subscriber Agreement, in which case Subscriber shall be liable for and shall pay all amounts due and payable to TAL and the Sources pursuant to such TAL Subscriber Agreement in accordance with the payment terms set forth on Schedule A hereto.  Such amounts include, without limitation, all license fees, any fees or amounts (including exchange fees) payable to the Sources (if not billed directly) (collectively “Source Fees”), and any applicable federal or state or local sales, use, property or other taxes or assessments (collectively “Taxes”), as such terms are more fully described in the respective TAL Subscriber Agreement.  The initial payment to be applied against License Fees (as hereafter defined) set forth in Schedule A (“Initial Payment”) shall be submitted directly to TAL with an executed original of this Agreement; thereafter Subscriber shall pay TAL directly or through the third party, if any, identified in Schedule A (“Billing Party”), on or before the twentieth (20th) day of the then-current calendar month, the applicable monthly fees and other charges set forth in Schedule A (collectively “License Fees”), for use of the Licensed Product for the next succeeding calendar month.  All License Fees are exclusive of any applicable taxes or assessments imposed by or pursuant to any government body or subdivision thereof on the transactions hereunder (“Taxes”), except for any federal, state or local income taxes, if any, imposed on TAL, and Subscriber or Billing Party, as the case may be, shall always remain liable and shall pay all Taxes as and when notified.  Subscriber further acknowledges and agrees that TAL may change any of the License Fees upon notice to Subscriber and such fees as changed shall be effective as of the next succeeding payment due to TAL unless Subscriber terminates this Agreement upon written notice to TAL before the twentieth (20th) day of the then-current calendar month.

(i)            Source Fees.  Source Fees may be invoiced directly to Subscriber by TAL or by the respective Source, subject to the terms of the agreement between Subscriber and the Source and/or the terms of the agreement between TAL and the Source.  Subscriber shall always remain solely liable for and shall pay all Source Fees.  The Sources may change Source Fees pursuant to terms of respective agreements between Subscriber and the Sources.

(j)            Other Fees; Third Party Billing.  Subscriber shall be responsible for all charges incurred by Subscriber in accessing the Licensed Product or TAL Data including, without limitation, all connection, line and equipment charges.  Subscriber shall remain responsible for all License Fees, Source Fees and Taxes due to TAL hereunder in the event:  (a) the Billing Party does not pay all amounts to TAL as and when due hereunder; or (b) the Billing Party is rejected by TAL or replaced by Subscriber, until a new Billing Party accepts the obligation to pay such amounts on behalf of Subscriber in writing to TAL.  TAL reserves the right to require at any time a security deposit to secure future payments of License Fees and/or Source Fees and/or Taxes.  Subscriber shall pay all reasonable attorneys’ fees and costs of collection incurred by TAL in collecting all unpaid amounts hereunder.  All outstanding amounts owed hereunder shall accrue interest at the rate of two percent (2%) per month or the highest rate permitted by law, whichever is less, until paid in full.

7.              OWNERSHIP RIGHTS RESERVED.  No title or ownership of intellectual property rights in and to the Licensed Product, TAL Data and related documentation or any copy, translation, compilation or other derivative works are transferred to Subscriber or any third party hereunder.  Subscriber agrees that unauthorized copying or disclosure of the Licensed Product or TAL Data or other intellectual property of TAL will cause great damage to TAL, which damage far exceeds the value of the copies or information involved.  Subscriber shall not, and shall not attempt to, assign, pledge, encumber, sell or otherwise transfer to any third party the Licensed Product, TAL Data or related documentation.  Subscriber shall keep the Licensed Product, TAL Data and other intellectual property of TAL free and clear of any and all liens, levies and encumbrances.

8.              CONFIDENTIALITY.

(a)          General.  Subscriber acknowledges and agrees that the Licensed Product and TAL Data constitute and incorporate confidential and proprietary information developed or acquired by, or licensed to, TAL or the Sources.  Subscriber shall take all reasonable precautions necessary to safeguard the confidentiality of the Licensed Product and TAL Data, including at a minimum, those taken by Subscriber to protect Subscriber’s own confidential information which, in no event, shall be less than a reasonable standard of care.  Subscriber shall not allow the removal, eradication or defacement of any confidentiality or proprietary notice placed on the Licensed Product or TAL Data.  The placement of copyright notices on these items shall not constitute publication or otherwise impair their confidential nature.  Subscriber shall maintain the confidentiality of the TAL proprietary and confidential information for the term of this Agreement and for five (5) years after the termination or expiration and non-renewal of this Agreement for any reason, and with respect to trade secrets, until such time as each such trade secret ceases to be a trade secret.

(b)          Disclosure.  Subscriber shall not disclose, in whole or in part, the Licensed Product or TAL Data or any portion thereof or other information that has been designated as confidential by TAL to any individual or entity, except for use in accordance with this Agreement or to Subscriber’s Authorized Users for use in accordance with this Agreement or as required by any applicable law or regulatory body.  Subscriber acknowledges that any unauthorized use or disclosure of the Licensed Product or TAL Data will cause irreparable damage to TAL or the Sources.  If an unauthorized use or disclosure occurs, Subscriber shall immediately notify TAL and, at Subscriber’s expense, Subscriber shall take all steps necessary to recover the Licensed Product or TAL Data and prevent subsequent unauthorized use or dissemination.

(c)        Exclusions. Notwithstanding the foregoing, Confidential Information does not include that information which: (i) is known to Subscriber prior to the time of disclosure by TAL, as evidenced by contemporaneous dated written records; (ii)          is received by Subscriber from independent sources having the right to such information without an obligation of confidence or non-disclosure, and without such information having been solicited or obtained by any use of the Confidential Information received by Subscriber; (iii) is independently developed by Subscriber without use of the Confidential Information and by persons who have not had access to the Confidential Information ; or (iv) is in the public domain, or which later becomes public, unless such information is made public by Subscriber in violation of this Agreement or by any other party directly or indirectly under an obligation of confidentiality to TAL.

9.                                      WARRANTY DISCLAIMER.  THE LICENSED PRODUCT AND THE TAL DATA ARE PROVIDED “AS IS” AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO ACCURACY, FUNCTIONALITY, PERFORMANCE OR MERCHANTABILITY.  TAL AND THE SOURCES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE.  TAL AND THE SOURCES MAKE NO REPRESENTATION, WARRANTY OR COVENANT CONCERNING THE ACCURACY, COMPLETENESS, SEQUENCE, TIMELINESS OR AVAILABILITY OF THE LICENSED PRODUCT, THE TAL DATA OR ANY OTHER INFORMATION OR THE LIKELIHOOD OF PROFITABLE TRADING USING THE LICENSED PRODUCT OR TAL DATA.  SUBSCRIBER ACCEPTS FULL RESPONSIBILITY FOR ANY INVESTMENT DECISIONS OR STOCK TRANSACTIONS MADE BY SUBSCRIBER AND/OR ITS AUTHORIZED USERS USING THE LICENSED PRODUCT OR TAL DATA.  NO SALES PERSONNEL, EMPLOYEES, AGENTS OR REPRESENTATIVES OF TAL OR ANY THIRD PARTY ARE AUTHORIZED TO MAKE ANY REPRESENTATION, WARRANTY OR COVENANT ON BEHALF OF TAL.  ACCORDINGLY, ADDITIONAL ORAL STATEMENTS DO NOT CONSTITUTE WARRANTIES AND SHOULD NOT BE RELIED UPON AND ARE NOT PART OF THIS AGREEMENT.  NEITHER TAL NOR ANY OF ITS AFFILIATES OR THE SOURCES INCLUDING, WITHOUT LIMITATION, THE EXCHANGES, REPRESENT OR WARRANT THAT THE LICENSED PRODUCT OR THE TAL DATA WILL BE UNINTERRUPTED OR ERROR-FREE.  SUBSCRIBER EXPRESSLY AGREES THAT USE OF THE LICENSED PRODUCT, THE TAL DATA OR ANY OTHER INFORMATION IS AT SUBSCRIBER’S SOLE RISK AND THAT TAL AND THE SOURCES SHALL NOT BE

RESPONSIBLE FOR ANY INTERRUPTION OF SERVICES, DELAYS OR ERRORS CAUSED BY ANY TRANSMISSION OR DELIVERY OF THE LICENSED PRODUCT, TAL DATA OR ANY OTHER INFORMATION OR CAUSED BY ANY COMMUNICATIONS SERVICE PROVIDERS.  THIS SECTION SHALL SURVIVE TERMINATION OR EXPIRATION AND NON-RENEWAL OF THIS AGREEMENT.

10.                               SUBSCRIBER’S SOLE AND EXCLUSIVE REMEDY; LIMITS OF LIABILITY.  IN THE EVENT SUBSCRIBER IS UNABLE TO USE THE LICENSED PRODUCT FOR LONGER THAN TWENTY-FOUR (24) CONTINUOUS HOURS SOLELY DUE TO THE ACTS OR OMISSIONS OF TAL IN BREACH OF THIS AGREEMENT, SUBSCRIBER’S SOLE AND EXCLUSIVE REMEDY AGAINST TAL, AND TAL’S SOLE OBLIGATION AND LIABILITY TO SUBSCRIBER, WILL BE FOR TAL (AT TAL’S SOLE ELECTION) TO EITHER:  (A) CREDIT SUBSCRIBER AGAINST FUTURE LICENSE FEES PAYABLE UNDER THIS AGREEMENT IF SUBSCRIBER CONTINUES TO USE THE LICENSED PRODUCT, OR (B) REFUND, A PRORATED AMOUNT EQUAL TO THE LICENSE FEES ACTUALLY PAID TO TAL FOR THAT NUMBER OF DAYS OF THE CALENDAR MONTH THAT THE LICENSED PRODUCT COULD NOT BE USED FOR OVER TWENTY-FOUR (24) CONTINUOUS HOURS, UPON SUBSCRIBER’S WRITTEN REQUEST WITHIN TEN (10) CALENDAR DAYS OF THE DATE ON WHICH THE LICENSED PRODUCT COULD FIRST NOT BE USED.  TAL SHALL NOT HAVE ANY LIABILITY IF THE LICENSED PRODUCT CANNOT BE USED FOR LESS THAN TWENTY-FOUR (24) CONTINUOUS HOURS.

OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION, TAL, ITS AFFILIATES AND THE SOURCES SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF USE, TRADING LOSSES OR LOSS OF OTHER COSTS OR SAVINGS) RESULTING FROM, ARISING OUT OF, OR IN CONNECTION WITH THE PROVISION, OR LACK OF PROVISION, OF THE LICENSED PRODUCT OR THE TAL DATA OR THE BREACH OF THIS AGREEMENT BY TAL, REGARDLESS OF CAUSE OR FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, STATUTORY LIABILITY OR OTHERWISE, AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEN, UNFORESEEN OR FORESEEABLE, EVEN IF TAL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, IN THE EVENT THE TERMS OF THIS SECTION, OR ANY PART THEREOF, SHALL BE HELD INVALID AND UNENFORCEABLE BY A COURT OF COMPETENT JURISDICTION, TAL’S TOTAL LIABILITY UNDER THE TERMS OF THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THE LICENSE FEES PAID BY SUBSCRIBER TO TAL FOR THE ONE (1) CALENDAR MONTH IN WHICH DAMAGES FIRST ACCRUED.  THIS SECTION SHALL NOT RELIEVE TAL FROM LIABILITY FOR DAMAGES THAT RESULT FROM ITS OWN GROSS NEGLIGENCE OR WILLFUL TORTIOUS MISCONDUCT. THIS SECTION SHALL SURVIVE ANY TERMINATION OR EXPIRATION AND NON-RENEWAL OF THIS AGREEMENT.

11.                             INDEMNIFICATION.  Subscriber agrees to defend, indemnify and hold TAL, its affiliates, directors, officers, shareholders, employees, representatives, agents, attorneys, successors, assigns, and the Sources, harmless from and against any and all claims, losses, damages, liabilities, obligations, judgments, causes of action, costs, charges, expenses and fees (including reasonable attorneys’ fees and costs and such fees and/or penalties as any of the Sources may impose) arising out of:  (a) any breach or alleged breach of this Agreement by Subscriber or any Authorized User; (b) any failure of Subscriber or any Authorized User to comply with the requirements of, or obligations imposed by, the Sources; or (c) any negligence, or willful or reckless actions or misconduct of Subscriber, the Authorized Users or Subscriber’s other employees or agents with respect to the use of the Licensed Product and/or TAL Data or TAL confidential information.  TAL reserves the right to select its own attorneys at Subscriber’s cost. This Section shall survive any termination or expiration and non-renewal of this Agreement.

12.                               TERMINATION.  Subscriber, on behalf of Subscriber and all Authorized Users, may terminate this Agreement, without right to refund, by notifying TAL in writing of such termination in accordance with this Agreement.  In the event Subscriber or any Authorized User breaches any term or condition of this Agreement, TAL shall have the right, in addition to any remedies available at law or in equity, to suspend access to the Licensed Product and/or TAL Data and/or terminate this Agreement, upon notice (except as provided in Section 14) and without liability of any kind of TAL to Subscriber, to any Authorized User or to any person or entity claiming by or through or on behalf of Subscriber, with respect to such termination or suspension.  Upon Subscriber’s written request, TAL, in its sole discretion, may reinstate this Agreement following termination by either party, subject receipt by TAL of all applicable License Fees.  This Agreement shall terminate automatically in the event Subscriber becomes insolvent or enters into bankruptcy, suspension of payments, moratorium, reorganization, an assignment for the benefit of creditors or any other proceeding that relates to insolvency or protection from creditors’ rights.  Upon the expiration and non-renewal or termination of this Agreement for any reason, all rights granted to Subscriber hereunder shall cease, and Subscriber shall promptly:  (w) purge the Licensed Product from all of Subscriber’s computer systems, equipment, storage media and other files; (x) destroy the Licensed Product and all copies thereof in Subscriber’s possession or under Subscriber’s control; (y) upon TAL’s request provide TAL with a written statement certifying that Subscriber has taken the actions set forth in subsections (w) and (x) above; and (z) pay any and all License Fees, Source Fees and Taxes incurred as of the date of termination.  The provisions of this Section and Sections 5, 6, 7, 8, 9, 10, 11, 13, 18, 19 and 20 shall survive the termination or expiration and non-renewal of this Agreement.

13.                               EQUITABLE RELIEF.  Subscriber acknowledges that any breach of its obligations under this Agreement with respect to the Licensed Product, the TAL Data and any other proprietary rights and confidential information of TAL and/or the Sources will cause irreparable injury to TAL and/or the Sources, as applicable, for which there are inadequate remedies at law and, therefore, TAL and/or the Sources shall be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

14.                               COMPLIANCE WITH LAWS.  Subscriber’s and Authorized User’s use of the Licensed Product and the TAL Data shall comply with all applicable federal, state and local laws, rules and regulations, and applicable exchange rules, regulations and contract terms.  Subscriber represents and warrants that Subscriber shall not intentionally engage in, nor is to its knowledge currently engaged in, the operation of any unlawful transactions and/or business.  Subscriber shall not use, nor shall Subscriber permit any Authorized User or third party to use, the Licensed Product and/or TAL Data for any unlawful purpose.  In the event TAL believes that Subscriber is not in compliance with the terms of this Section, TAL reserves the right to terminate Subscriber’s and the Authorized Users’ access to the Licensed Product and/or TAL Data at any time with or without notice and without incurring any liability or obligation in connection therewith.

15.                               RELATIONSHIP BETWEEN PARTIES.  The relationship between Subscriber and TAL is that of independent contractors and nothing contained in this Agreement shall be construed to constitute either party as the partner, joint venturer, employee or agent of the other.

16.                               ASSIGNMENT.  Subscriber shall not assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without TAL’s prior written consent.

17.                               FORCE MAJEURE.  Neither party shall have any liability for any failure or delay in performing any obligation under this Agreement (except for payments to TAL or the Sources) due to circumstances beyond its reasonable control including, but not limited to, acts of God or nature, actions of the government, fires, floods, strikes, civil disturbances or terrorism, or power, communications line, satellite or network failures.

18.                               GOVERNING LAW; EXCLUSIVE JURISDICTION.  This Agreement, which has been made and entered into in Chicago, Illinois, and all the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement or the transaction(s) contemplated by it, shall be governed by, construed and enforced in accordance with the laws of the State of Illinois (excluding any conflict of laws provisions of the State of Illinois which would refer to and apply the substantive laws of another jurisdiction).  Any suit or proceeding relating to this Agreement shall be brought in the courts, state and federal, located in Chicago, Cook County, Illinois.  SUBSCRIBER AND ALL AUTHORIZED USERS HEREBY CONSENT TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE COURTS, STATE AND FEDERAL, LOCATED IN CHICAGO, COOK COUNTY, ILLINOIS.

19.                               PAYMENT OF LEGAL COSTS AND FEES.  In the event any legal action is taken by either party to enforce the terms of this Agreement, the non-prevailing party shall pay all related court costs and expenses including, without limitation, disbursements and reasonable attorneys’ fees, of the prevailing party.

20.                               MISCELLANEOUS.  All notices or approvals required or permitted under this Agreement must be given in writing and sent by mail to the addresses set forth in this Agreement below.  Subscriber shall give prompt written notice to TAL of any change of the name or address of Subscriber or any Authorized User and of any change in the nature of Subscriber’s business.  The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.  Any waiver or modification of this Agreement shall not be effective unless executed in writing and signed by an authorized representative of TAL and Subscriber.  The failure of either party to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed to be a waiver or modification by the parties of any of their rights under this Agreement.  If any provision of this Agreement is held to be unenforceable by a court of competent jurisdiction, in whole or in part, such holding shall not affect the validity of the other provisions of this Agreement, unless TAL in good faith deems the unenforceable provision to be essential, in which case TAL may terminate this Agreement effective immediately upon notice to Subscriber.  No third party beneficiaries are contemplated by this Agreement, and specifically any Authorized User shall not be deemed a third party beneficiary under or pursuant to this Agreement.  This Agreement, together with all of the Schedules, Attachments, Exhibits and Addenda hereto which are incorporated into this Agreement in full by this reference thereto, constitute the complete and entire agreement between the parties and supersedes any prior agreements or understandings between the parties with respect to its subject matter.  Subscriber represents that the signatory below is authorized to act on behalf of the named Subscriber.

[SIGNATURE SECTION INTENTIONALLY OMITTED]

TOWNSEND ANALYTICS, LTD.

LICENSE AND DISTRIBUTION AGREEMENT

SCHEDULE A

1.              SUBSCRIBER INFORMATION

Subscriber Name:	Subscriber Primary Contact Name:

Subscriber Address:	Phone:

Fax:

Email:

2.              LICENSED PRODUCTS

A.            RealTick®

RealTick prices set forth below are charged monthly per Authorized User (Please check box)

Choose one version:	Monthly License Fee
RealTick Pro Plus	$250.00 (2 markets or fewer )
RealTick Pro Plus Global	$400.00 (3 or more markets )

Additional Feature(s): (Please check box, if applicable)

Order Entry Scripting (only for use with RealTick Pro Plus with Order Entry capabilities)	$50.00

B.            RealTrade®

3.               INITIAL NUMBER OF AUTHORIZED USERS:

(use the “RealTick Entitlement Add/Delete Form” to add or remove Authorized Users)

4.               LOGON IDENTIFIER(S)

User Name(s) (up to 14 alphanumeric characters)	User Location	Password(s) (Case sensitive, up to 14 alphanumeric characters)

Initials of Subscriber’s
Authorized Signatory:

RealTick® and RealTrade® are registered trademarks of Townsend Analytics, Ltd.
revised 6 7 04

5.              PAYMENT (“License Fees”)

A.            Monthly RealTick® License Fee Payments

Payable to TAL pursuant to the Agreement.

B.                                    Monthly Order Routing Fees

$100,000 per month for all tickets routed via RealTrade for Wave and aggregated TAL Subscribers (subject to the statement below). The parties agree that the fee above was determined based on the usage and behavior patterns with respect to orders entered by Wave and the aggregated TAL Subscribers at the time of this Agreement.  The parties agree that should such behavior change in any material manner, and if as a result of such change either party reasonably and in good faith believes that an adjustment in the amount of the payments owing by Wave to TAL under this Amendment is necessary and appropriate, then the parties shall in good faith negotiate a fair and equitable adjustment to such amount.  If the parties are unable to reach an agreement regarding such adjustment, Wave shall pay TAL License Fees based on TAL’s then-current standard pricing for RealTick (see Paragraph 2(A) above) and standard order routing fees.  As of the date of this agreement, TAL’s standard order routing fees are as follows:

Order Routing Fees per executed Order:

0 to 5,000	$ ***
5,001 to 10,000	$ ***
10,001 to 15,000	$ ***
15,001 to 30,000	All trades at $ ***
30,001 to 50,000	All trades at $ ***
50,001 +	All trades at $ ***

C.            Minimum Monthly Order Routing Fee:                     N/A

D.            Amount of Required Security Deposit:                      N/A

6.              DECLARATION OF TRADING STATUS

Professional

7.              SOURCES

Please choose from the Sources listed on Schedule B attached hereto.  Additional fees may apply.

8.              ORDER DESTINATIONS

Please choose from the Destinations listed on Schedule C attached hereto.  Subscriber is solely responsible for obtaining, executing, and submitting all forms and agreements required by each Destination.  Subscriber must provide TAL with proof of authorization from a Destination before direct electronic message routing service to such Destination will be established.

9.              TERRITORY:

United States and its territories and possessions; Canada; and the United Kingdom

10.       NOTICE OF FEE CHANGE TO BILLING PARTY:

If applicable, 90 days prior written notice shall be provided.

11.       NASD’S ORDER AUDIT TRAIL SYSTEM (“OATS”):

Please check one of the following:

Initials of Subscriber’s
Authorized Signatory:

***         Certain information on this page has been omitted and filed seperately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

☒            Yes, Subscriber wants TAL to report order information to NASD via OATS on Subscriber’s behalf (requires execution by Subscriber of Order Audit Trail System Agreement)

☐            No, Subscriber does not want TAL to report order information to NASD via OATS on Subscriber’s behalf

12.  ADDITIONAL TERMS:

A.           Subscriber agrees that during the term of this Agreement and any renewal terms, Subscriber shall not distribute, market or otherwise provide the Licensed Product and/or access to the Routing Network to any broker dealer(s) or retail customers, unless TAL expressly consents otherwise in writing.

B.             TAL acknowledges that Subscriber distributes Portware, a quantitative trading product to certain of its RealTick customers.  TAL agrees that distribution of Portware shall not constitute a breach of this Agreement, as long as Portware is used solely in conjunction with RealTick.  Subscriber agrees to use reasonable commercial efforts to make sure that Portware order routing occurs via the Routing Network.

C.             TAL shall not at any time pay all or any portion of the License Fees (which include RealTick license fees and Order Routing Fees) paid by Subscriber during the Term of this Agreement to ASB, LLC, Gerald D. Putnam, or any entity in which Putnam either directly or indirectly owns an interest.  This Subparagraph 12(c) shall only be effective so long as Gerald D. Putnam is an officer of Archipelago Holdings, LLC.   This Subparagraph 12(c) shall survive any termination, expiration, or non-renewal of this Agreement.

SUBSCRIBER:	TOWNSEND ANALYTICS, LTD.

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

Initials of Subscriber’s
Authorized Signatory: